Exhibit 4.1




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               SENIOR INSURANCE SETTLEMENTS FUNDING TRUST 1999

                       9% Asset Backed Certificates and
                       9.25% Asset Backed Certificates

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                       POOLING AND SERVICING AGREEMENT

                                    among

                       CAPITAL RESOURCE GROUP ONE, LLC,
                                                      as Originator of the Trust




                             21st HOLDINGS, LLC,
                                                              as Master Servicer



                           THE CHASE MANHATTAN BANK,
                                                                      as Trustee



                                     and



                              UNITED FUNDS, LLC
                                                                  as Subservicer

                                                                           Page
                                                                           ----
ARTICLE I DEFINITIONS..........................................................1
   Section 1.1    Definitions..................................................1
   Section 1.2    Other Definitional Provisions................................8
ARTICLE II TRANSFER OF SENIOR INSURANCE SETTLEMENTS;
ISSUANCE OF CERTIFICATES.......................................................8
   Section 2.1    Transfer of Senior Insurance Settlements.....................8
   Section 2.2    Acceptance by Trustee.......................................10
   Section 2.3    Representations and Warranties of Capital
                    Relating to Capital.......................................11
   Section 2.4    Representations and Warranties of  Capital Relating to the
                    Agreement and the Senior Insurance Settlements............12
   Section 2.5    Covenants of Capital........................................14
ARTICLE III ADMINISTRATION AND SERVICING OF SENIOR
INSURANCE SETTLEMENTS.........................................................15
   Section 3.1    Duties of the Master Servicer and Subservicer...............15
   Section 3.2    Subservicing Compensation...................................17
   Section 3.3    Representations, Warranties, and Covenants of
                    the Subservicer...........................................17
   Section 3.4    Reports and Records for the Trustee and Capital;
                    Bank Account Statements...................................18
   Section 3.5    Subservicer's Annual Certificate............................19
   Section 3.6    Annual Independent Public Accountants'
                    Subservicing Report.......................................19
ARTICLE IV RIGHTS OF CERTIFICATFHOLDERS AND ALLOCATION
AND APPLICATION OF COLLECTIONS................................................20
   Section 4.1    Rights of Certificateholders................................20
   Section 4.2    Establishment and Administration of Investor Accounts.......20
   Section 4.3    Collections and Distributions...............................21
   Section 4.4    Semi-Annual Withdrawals.....................................22
   Section 4.5    Payment of Certificate Principal............................23
   Section 4.6    Failure to Make a Deposit or Payment........................24
   Section 4.7    Payment In Accordance with the Subservicer's Reports........24
ARTICLE V DISTRIBUTIONS AND REPORTS TO INVESTOR CERTIFICATEHOLDERS............24
   Section 5.1    Distributions...............................................24
   Section 5.2.   Semi-Annual Certificateholders'Statement....................25
ARTICLE VI THE CERTIFICATES...................................................26
   Section 6.1    The Certificates............................................26
   Section 6.2    Authentication of Certificates..............................26
   Section 6.3    Registration of Transfer and Exchange of Certificates.......26
   Section 6.4    Mutilated, Destroyed, Lost or Stolen Certificates...........27
   Section 6.5    Persons Deemed Owners.......................................28
   Section 6.6    Appointment of Paying Agent.................................28
   Section 6.7    Access to List of Certificateholders' Names
                    and Addresses.............................................29
   Section 6.8    Authentication Agent........................................29
ARTICLE VII OTHER MATTERS RELATING TO CAPITAL.................................30
   Section 7.1    Special Purpose Corporation.................................30
   Section 7.2    Merger or Consolidation; Assumption of Capital's
                    Obligations; Amendment of Capital's Articles
                    of Incorporation..........................................30

   Section 7.3    Limitation on Liability of Capital..........................31
   Section 7.4    Capital's Indemnification of the Trust, Trustee,
                    Master Servicer and Successor Servicer....................31
ARTICLE VIII OTHER MATTERS RELATING TO THE SUBSERVICER........................32
   Section 8.1    Liability of the Subservicer................................32
   Section 8.2    Merger or Consolidation of, or Assumption of the
   Obligations of, the Subservicer............................................32
   Section 8.3    Limitation on Liability of the Subservicer and Others.......32
   Section 8.4    Subservicer's Indemnification of the Trust, Trustee,
   Master's Servicer, and Successor Servicer..................................33
   Section 8.5    The Subservicer Not to Resign...............................33
   Section 8.6    Access to Certain Documentation and Information Regarding
                    the Senior Insurance Settlements..........................34
   Section 8.7    Delegation of Duties........................................34
   Section 8.8    Examination of Records......................................34
ARTICLE IX PAY OUT EVENTS.....................................................34
   Section 9.1    Pay Out Events..............................................34
   Section 9.2    Additional Rights Upon the Occurrence of
                    Certain Events............................................36
ARTICLE X SUBSERVICER DEFAULTS................................................36
   Section 10.1   Subservicer Defaults........................................36
   Section 10.2   Trustee to Act; Appointment of Successor....................38
   Section 10.3   Notification to Certificateholders..........................40
   Section 10.4   Waiver of Past Defaults.....................................40
ARTICLE XI THE TRUST..........................................................40
   Section 11.1   Creation of the Trust.......................................40
   Section 11.2   Duties of Trustee...........................................41
   Section 11.3   Certain Matters Affecting the Trustee.......................42
   Section 11.4   Trustee Not Liable for Recitals in Certificates.............43
   Section 11.5   Trustee May Own Certificates................................43
   Section 11.6   Capital to Pay Trustee's Fees and Expenses..................43
   Section 11.7   Eligibility Requirements for Trustee........................44
   Section 11.8   Resignation or Removal of Trustee...........................44
   Section 11.9   Successor Trustee...........................................45
   Section 11.10  Merger or Consolidation of Trustee..........................45
   Section 11.11  Appointment of Co-Trustee or Separate Trustee...............45
   Section 11.12  Tax Returns.................................................46
   Section 11.13  Trustee May Enforce Claims Without Possession
                    of Certificates...........................................47
   Section 11.14  Suits for Enforcement.......................................47
   Section 11.15  Rights of Certificateholders to Direct Trustee..............47
   Section 11.16  Representations and Warranties of Trustee...................47
   Section 11.17  Maintenance of Office or Agency.............................48
   Section 11.18  Requests for Agreement......................................48
ARTICLE XII TERMINATION.......................................................48
   Section 12.1   Termination of Trust........................................48
   Section 12.2   Optional Repurchase of Certificates and Final
                    Maturity Date of Certificates.............................49
   Section 12.3   Final Distributions.........................................49

   Section 12.4   Capital's Termination Rights................................50
ARTICLE XIII MISCELLANEOUS PROVISIONS.........................................50
   Section 13.1   Amendment...................................................50
   Section 13.2   Protection of Right, Title and Interest to Trust............51
   Section 13.3   Limitation on Rights of Certificateholders..................51
   Section 13.6   Severability of Provisions..................................53
   Section 13.7   Assignment..................................................53
   Section 13.8   Certificates Nonassessable and Fully Paid...................53
   Section 13.9   Further Assurances..........................................53
   Section 13.10  No Waiver; Cumulative Remedies..............................54
   Section 13.11  Third-Party Beneficiaries...................................54
   Section 13.12  Actions by Certificateholders...............................54
   Section 13.13  Merger and Integration......................................54
   Section 13.14  Headings....................................................54
   Section 13.15  Tax Treatment...............................................54
   Section 13.16  Counterparts................................................55


Exhibits                                                          Exhibit Number
--------                                                          --------------

1.  Form of Assignment of Senior Insurance Settlements.......................2.1
2.  Form of Closing Date Report.............................................3.4A
3.  Form of Semi-Annual Subservicer's Certificate...........................3.4B
4.  Form of Annual Subservicer's Certificate.................................3.5
5.  Form of Monthly Payment Instructions and Notification to the Trustee.....4.4
6.  Form of Semi-Annual Certificateholder's Statement........................5.2
7.  Form of Certificate.....................................................6.1A
8.  Form of Certificate.....................................................6.1B
9.  Master Servicer Agreement...............................................10.2

                       POOLING AND SERVICING AGREEMENT


     POOLING AND SERVICING AGREEMENT, dated as of ____________________, 1999, by and among CAPITAL RESOURCE GROUP ONE, LLC, a Delaware limited liability corporation ("Capital"), as originator of SENIOR INSURANCE SETTLEMENTS FUNDING TRUST 1999 (the "Trust"), 21st HOLDINGS, LLC, a Minnesota limited liability corporation ("21st Services"), as Master Servicer, THE CHASE MANHATTAN BANK a New York corporation as Trustee of the Trust (the "Trustee"), and UNITED FUNDS, LLC, a Delaware limited liability corporation ("United"), as Subservicer.

     In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders (as hereinafter defined):

                                  ARTICLE I
                                 DEFINITIONS

     Section 1.1 Definitions.

     Whenever used in this Agreement, the following words and phrases shall have the following meanings:

     "Acquisition Period" shall mean, with respect to each Certificate, the period commencing on the related Closing Date for each Certificate and ending on the earlier of (a) the Final Closing Date or (b) date on which a Pay Out Event is deemed to occur.

     "Affiliate" of any specified Person shall mean any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" shall mean this Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     "Amortization Period" shall mean, with respect to each Certificate, the period between the Closing Date and the Final Maturity Date.

     "Applicants" shall have the meaning specified in Section 6.7.

     "Assignment" shall have the meaning specified in Section 2.1(c).

     "Authorized Newspapers" shall mean each newspaper of general circulation in New York, New York, or Carmel, Indiana, or in any other place specified by Capital, printed in the

English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

     "Bankruptcy Event" shall have the meaning specified in Section 9.2.

     "Business Day" shall mean each day which is neither a Saturday, a Sunday nor any other day on which banking institutions in New York, New York are authorized or obligated by law or required by executive order to be closed.

     "Capital" shall mean Capital Resource Group One, LLC a Delaware limited liability corporation.

     "Certificate" shall mean any one of the certificates issued by the Trust as more specifically described in Section 6.1.

     "Certificateholder" or "Holder" or "Certificate Owner" or "Owner" shall mean the Person in whose name a Certificate is registered as shown on the Certificate Register.

     "Certificate Interest" shall mean interest payable in respect of Certificates under Section 4.4(a)(ii) and paid pursuant to Section 5.1.

     "Certificate Principal" shall mean the outstanding principal amount of the Certificate at the time of determination.

     "Certificate Rate" shall mean, with respect to any Certificate in Tranche I, nine percent (9.0%) per annum and with respect to any Certificate in Tranche II, nine and one-quarter percent (9.25%) per annum, each calculated on the basis of a three hundred sixty (360) day year consisting of twelve thirty (30) day months, provided that, in the case of the month in which any such Certificate is first issued, such rate shall be calculated for the number of actual days remaining in the month from the date of issuance.

     "Certificate Register" shall mean the register maintained pursuant to
Section 6.3, providing for the registration of the Certificates and transfers and exchanges thereof.

     "Closing Date" shall mean, with respect to any Certificate, the date of purchase of such Certificate (i.e. the date on which the funds from the Escrow Account are applied to the Certificate).

     "Collections" shall mean all payments (including all payments received from an Insurance Company) received by the Subservicer with respect to the Senior Insurance Settlements, in the form of cash, checks, wire transfers, electronic transfers or other form of payment.

     "Corporate Trust Office" shall mean the office of the Trustee at which its corporate trust business shall be administered at any particular time, which office on the date of the execution of this Agreement is located at 450
W. 33rd Street, 15th Floor, New York, New York 10001.

     "Date of Collection" shall mean any date during any month that Collections are processed by Subservicer.

     "Date of Processing" shall mean, with respect to any transaction, the date on which such transaction is first recorded on the Subservicer's computer file of Senior Insurance Settlements (without regard to the effective date of such recordation).

     "Debtor Relief Laws" shall mean the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

     "Determination Date" shall mean the tenth (10th) day of the month after the month in which the first Closing Date occurs and the tenth (10th) day of each calendar six month thereafter, or, if any such tenth (10th) day is not a Business Day, the next succeeding Business Day.

     "Distribution Account" shall have the meaning specified in Section 4.2(d).

     "Distribution Date" shall mean the fifteenth (15th) day of the month after the six-months in which the first Closing Date occurs and the fifteenth
(15th) day of each calendar six-months thereafter, or, if any such fifteenth
(15th) day is not a Business Day, the next succeeding Business Day.

     "Duff & Phelps" shall mean Duff & Phelps Credit Rating Co.

     "Escrow Account" shall mean an interest bearing account established by the Trustee for the benefit of the Certifcateholders to deposit subscription proceeds prior to a Closing Date.

     "FDIC" shall mean the Federal Deposit Insurance Corporation.

     "Fee Determination Date" shall mean the tenth (10th) day of the month after the month in which the first Closing Date occurs and the tenth (10th) day of each calendar month thereafter, or, if any such tenth (10th) day is not a Business Day, the next succeeding Business Day.

     "Fee Distribution Date" shall mean the fifteenth (15th) day of the month after the month in which the first Closing Date occurs and the fifteenth
(15th) day of each calendar month thereafter, or, if any such fifteenth
(15th) day is not a Business Day, the next succeeding Business Day.

     "Final Closing Date" shall mean with respect to each Certificate the earlier of (a) the Termination Date or (b) the date on which a total of $150,000,000 principal amount of Certificates have been issued.

     "First Maturity Date" shall mean the close of business on the first
(1st) Business Day and date 8 years and 10 years, respectively, from the date of the first (1st) Closing Date whereby the first (1st) Certificate is issued by the Trust.

     "Final Maturity Date" shall mean the date on which the full outstanding balance of Certificate Principal has been paid in full.

     "Final Trust Termination Date" shall have the meaning specified in
Section 12.1(a).

     "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Insurance Company" shall mean a legal entity authorized and admitted by Governmental Authority to do insurance business in the state under a certificate of authority and authorized to write life insurance policies.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Investor Accounts" shall mean each of the Senior Insurance Settlements Account, Lockbox Account, Liquidity Account and the Distribution Account.

     "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment pursuant to Section 7.2 shall not be deemed to constitute a Lien.

     "Liquidity Account" shall have the meaning specified in Section 4.2(c).

     "Lockbox Account" shall have the meaning specified in Section 4.2(a).

     "Master Servicer" shall mean 21st Services.

     "Master Servicer's Fee" shall mean an annual fee equal to the product of
(a) point one seven five percent (.175%) multiplied by (b) the outstanding principal amount of Certificates as of the first day of each month, until the Final Closing Date. After the Final Closing Date, the amount will be equal to the product of (a) point zero eight seven five percent (.0875%) multiplied by
(b) the outstanding principal amount of Certificates as of the first day of each month. The minimum fee shall be Five Thousand Dollars ($5,000.00) per month. The Master Servicer's Fee will be payable monthly in accordance with
Article IV.

     "Master Servicer Agreement" shall have the meaning specified in Section
10.2.

     "Minimum Liquidity Account Amount" shall mean an amount equal to ___ percent (__%) of the outstanding principal amount of the Certificates at the time of determination.

     "Monthly Subservicing Fee" shall have the meaning specified in Section
3.2.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Officer's Certificate" shall mean a certificate signed by any officer of Capital or the Subservicer, as appropriate, and delivered to the Trustee.

     "Opinion of Counsel" shall mean a written opinion of counsel, who may be counsel for Capital and who shall be reasonably acceptable to the Trustee.

     "Paying Agent" shall mean the Trustee or any paying agent appointed by the Trustee pursuant to Section 6.6.

     "Pay Out Event" shall have the meaning specified in Section 9.1.

     "Permitted Investments" shall mean (a) negotiable instruments or securities represented by instruments in bearer or registered form which evidence (i) obligations fully guaranteed by the United States of America;
(ii) time deposits in, or bankers' acceptances issued by, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from Moody's and Standard & Poor's of P-1 and A-1+, respectively, in the case of the certificates of deposit or short-term deposits, or a rating from Moody's of Aa3 and from Standard & Poor's of AA in the case of the long-term unsecured debt obligations, or such time deposits are fully insured by the FDIC; (iii) certificates of deposit having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from Moody's and Standard & Poor's of P-1 and A-l+, respectively; (iv) investments in money market funds rated in the highest investment category or otherwise approved in writing by Moody's and Standard & Poor's; and (v) investments in a Chase Institutional Money Market Account, (b) demand deposits in the name of the Trust or the Trustee in any depository institution or trust company referred to in (a) (ii) above, and (c) securities not represented by an instrument, which are registered in the name of the Trustee upon books maintained for that purpose by or on behalf of the issuer thereof and identified on books maintained for that purpose by the Trustee as held for the benefit of the Trust or the Certificateholders, and consisting of shares of any open end diversified investment company which is registered under the Investment Company Act of 1940, as amended, and which
(i) invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Permitted Investments, (ii) seeks to maintain a constant net asset value per share, and (iii) has aggregate net assets of not less than one Hundred Million and No/100 Dollars ($100,000,000.00) on the date of purchase of such shares, and which is acceptable to the Rating Agencies, if any, that may rate the Certificates without causing a reduction in their ratings of the Certificates (as confirmed in writing by such Rating Agencies).

     "Person" shall mean any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

     "Rating Agency" shal1 mean the rating agency or rating agencies, if any, that rates the Certificates, including, if applicable, Duff & Phelps, Moody's or Standard & Poor's.

     "Record Date" shall mean with respect to any Distribution Date the last Business Day of the preceding month.

     "Registration Statement" shall mean that registration statement filed with the Securities and Exchange Commission by Capital on behalf of the Trust whereby a maximum One Hundred and Fifty Million and 00/100 Dollars ($150,000,000.00) and a minimum of Twenty Million and 00/100 Dollars ($20,000,000.00) principal amount of Certificates are offered to the public thereby.

     "Requirements of Law" for any Person shall mean the certificate of incorporation or articles of association and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including, without limitation, usury laws, and the Federal Truth in Lending Act).


     "Responsible Officer" shall mean any Vice President, Assistant Vice President Trust Officer or Assistant Trust Officer employed in the corporate trust office of the Trustee, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.


     "Scheduled Trust Termination Date" shall mean the close of business on the first (1st) Business Day and date six (6) months after the Final Maturity Date.

     "Seller" shall mean United.

     "Senior Insurance Settlement" shall mean the cash payment in exchange for the assignment of an ownership interest in a fully underwritten life insurance policy on an individual of advanced age which carries with it the right to receive the death benefit payable upon the death of the insured which is purchased by United, sold to Capital and which Capital irrevocably assigns its beneficial interest to the Trust.

         "Senior Insurance Settlements Account" shall have the meaning specified in Section 4.2(c).

     "Senior Insurance Settlements Purchase Agreement" shall mean the Senior Insurance Settlements Purchase Agreement between United, as Seller, and Capital, dated as of the date hereof, governing the terms and conditions upon which Capital will acquire from the Seller Senior Insurance Settlements to be assigned to the Trust on each Closing Date.

     "Senior Insurance Settlements Purchase Price" shall mean the amount advanced by the Seller to the insureds, which amount shall not exceed ____ percent (__%) of the face value of each insurance policy, less any fees of Seller.


     "Servicing Officer" shall mean any employee of United or the Subservicer involved in or responsible for the administration and servicing of the Senior Insurance Settlements whose name appears on a list of servicing officers furnished to the Trustee by the Subservicer, as such list may from time to time be amended.


     "Standard & Poor's" shall mean Standard & Poor's Corporation.

     "Subservicer" shall mean United, the Master Servicer or Successor Servicer as applicable, which entity is then performing the duties of subservicer hereunder, except that for purposes of Sections 3.6 and 8.4, the term shall continue to refer to United after the Master Servicer becomes the Successor Servicer hereunder.

     "Subservicer Default" shall have the meaning specified in Section 10.1.

     "Subservicer's Fee" shall mean an annual fee equal to the product of (a) point two seven five percent (.275%) multiplied by (b) the outstanding principal amount of the Certificates as of the first day of each month, until the Final Closing Date. After the Final Closing Date the amount will be equal to the product of (a) point three six two five percent (.3265%) multiplied by
(b) the outstanding principal amount of Certificates as of the First day of each month. In the case of any month in which a Closing Date has occurred for any Certificates, the Subservicer's Fee with respect to the principal amount of such Certificates shall accrue from the date interest begins to accrue with respect to such Certificates.

     "Successor Servicer" shall have the meaning specified in Section 10.2.

     "Successor Servicer's Fee" shall have the meaning specified in Section 10.2(c).

     "Termination Date" shall mean 12 months from the effective date of the Registration Statement.

     "Termination Notice" shall have the meaning specified in Section 10.1.

     "Transfer Agent and Registrar" shall have the meaning specified in
Section 6.3 and shall initially be the Trustee.

     "Transfer Agent's Office" shall be the office or offices or agency or agencies described in Section 6.3(b).

     "Transfer Date" shall mean the Business Day next preceding each Distribution Date or Fee Distribution Date, as applicable.

         "Trust" shall mean the trust created by this Agreement, the corpus of which shall consist of the Senior Insurance Settlements now existing or hereafter transferred thereto from time to time in accordance herewith and all monies due or to become due with respect thereto, all proceeds (as defined in Section 9.306 of the UCC as in effect in any state where the Subservicer's chief executive offices or books and records relating to the Senior Insurance Settlements are located) of the Senior Insurance Settlements and such funds as from time to time are deposited in the Lockbox Account, the Senior Insurance Settlements Account, and the Liquidity Account, and certain funds as from time to time are deposited in the Distribution Account as described in Section 4.2(d), and all of Capital's rights, remedies, powers and privileges with respect to the Senior Insurance Settlements under the Senior Insurance Settlements Purchase Agreement.

     "Trustee" shall mean the institution executing this Agreement as Trustee, or its successor in interest, or any successor trustee appointed as herein provided.

     "Trustee's Fee" shall mean the fees and charges outlined in the Trustee's letter of November 18, 1999.

     "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

     Section 1.2 Other Definitional Provisions.

        (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

        (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

                                  ARTICLE II
      TRANSFER OF SENIOR INSURANCE SETTLEMENTS; ISSUANCE OF CERTIFICATES

     Section 2.1 Transfer of Senior Insurance Settlements.

        (a) On or before the second (2nd) Business Day prior to each Closing Date, Capital shall give the Trustee and the Subservicer written notice of the proposed transfer of Senior Insurance Settlements (stated in terms of the face value of the Senior Insurance Settlements and the Senior Insurance Settlements Purchase Price for the Senior Insurance Settlements, as hereinafter described) specifying the aggregate amount of the Senior Insurance Settlements to be transferred on the next Closing Date. The Trust shall have no obligation to purchase an amount of Senior Insurance Settlements on the next Closing Date, in excess of the lesser of (i) the amount offered for assignment by Capital or (ii) the total amount in the Escrow Account on the date of such notice less amounts to be expended under
Section 2.1(h).

        (b) Capital does hereby agree on each Closing Date to transfer, assign and set-over to the Trust for the benefit of the Certificateholders (i) the irrevocable beneficial interest of Capital in, to and under the Senior Insurance Settlements which the Trust has agreed to acquire under Section 2.1(a) and which Capital shall acquire from time to time from the Seller pursuant to the Senior Insurance Settlements Purchase Agreement, all monies due or to become due with respect thereto and all proceeds thereof and (ii) all of Capital's rights, remedies, powers and privileges with respect to the Senior Insurance Settlements under the Senior Insurance Settlements Purchase Agreement. On each Closing Date, the Trustee shall pay to Capital, from the Escrow Account the Senior Insurance Settlements Purchase Price for the Senior Insurance Settlements transferred on such date less, on each Closing Date only, amounts transferred to the Liquidity Account under Section 2.1(h). Notwithstanding anything to the contrary contained herein, during the term of this Agreement the Trust shall never be obligated to expend to acquire Senior Insurance Settlements more than the cumulative amount of the lesser of (1)
One Hundred and Fifty Million and No/100 Dollars ($150,000,000.00) or (2) the amount raised from the sale of Certificates for the purpose of acquiring Senior Insurance Settlements, and, in either case, less amounts to be expended under Section 2.1(g).

        (c) In connection with each such transfer, (i) Subservicer, and the Master Servicer pursuant to the terms of the Master Servicing Agreement, further agree, at their own expense, on or prior to each such Closing Date
(A) to indicate in their respective computer file of Senior Insurance Settlements and to cause the Seller to indicate in its computer files as required by the Senior Insurance Settlements Purchase Agreement that (1) Senior Insurance Settlements have been sold to Capital in accordance with the Senior Insurance Settlements Purchase Agreement and transferred to the trust pursuant to this Agreement for the benefit of the Certificateholders, (2) for tax and accounting purposes the Senior Insurance Settlements have been sold to Capital and its beneficial interest in such Senior Insurance Settlements is irrevocably assigned to the Trust, and (3) that the Subservicer is holding the Senior Insurance Settlements as Subservicer for the Trust, (4) to respond to third-party inquiries that the Senior Insurance Settlements have been sold to Capital and assigned to the Trust, (5) to deliver to Capital and to the Trustee (or cause the Seller so to do) a computer file, computer printout or microfiche list in a form readable by Capital and by the Trustee containing a true and complete list of all such Senior Insurance Settlements, identified by account number and by the Senior Insurance Settlements balance as of each such Closing Date, (each such file or list shall be marked as Schedule 1 to the Assignment (as hereinafter defined) of such Senior Insurance Settlements, delivered to the Trustee as confidential and proprietary, and upon delivery incorporated into and made a part of this Agreement), and (ii) Capital shall
(A) deliver to the Trustee a written assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Certificateholders) in substantially the form of Exhibit 2.1A, attached hereto, (the "Assignment") and (B) deliver to the Trustee an Officer Certificate of Capital confirming the truth and correctness of the representations sat forth in Sections 2.3, 2.4(a) and 2.4(b) of this Agreement.

     (d) The parties intend that, at the time Senior Insurance Settlements are assigned to the Trust, Capital shall be deemed to grant, and does hereby grant, to the Trustee an irrevocable beneficial interest in all of Capital's right, title and interest in, to and under such Senior Insurance Settlements, all monies due or to become due with respect thereto and all proceeds thereof, and all of Capital's rights, remedies, powers and privileges under the Senior Insurance Settlements Purchase Agreement; therefore, this Agreement shall constitute a security agreement under applicable law.

        (e) In connection with each such transfer, Capital agrees, at its own expense each Closing Date, to execute and deliver, and to cause the Seller to execute and deliver as necessary and as required by the Senior Insurance Settlements Purchase Agreement such other instruments, if any, to create a security agreement under applicable law.

        (f) On each Closing Date, contemporaneously with the transfer of Senior Insurance Settlements, Capital shall execute the Certificates pursuant to
Section 6.1, and the Trustee shall authenticate and deliver the Certificates; pursuant to Section 6.2 and shall cause the Transfer Agent and Registrar to register such Certificates as required by Section 6.3.

        (g) On each Closing Date, Capital shall deposit or cause to be deposited in the Liquidity Account an amount equal to _____ percent (__%) of the principal amount of the Certificates issued on such Closing Date; which amount shall be withheld from the Senior Insurance Settlements Purchase Price paid to Capital for Senior Insurance Settlements sold to Capital and transferred to the Trust.

        (h) On each Closing Date, the Trustee shall deposit or cause to be deposited in the Distribution Account an amount equal to three point five percent (3.5%) of the principal amount of the Certificates issued on such Closing Date (the "Placement Fee"), which amount the Paying Agent shall pay to Pryor, Counts & Co., Inc. on each Closing Date.

        (i) On the initial Closing Date, Capital shall deliver to the Trustee an Opinion of Counsel setting forth, among other things, that this Pooling and Servicing Agreement constitutes a valid assignment to the Trust of Capital's right, title, and interest in, to, and under the Senior Insurance
Settlements.

     Section 2.2 Acceptance by Trust

        (a) On each Closing Date the Trustee will accept on behalf of the Trust, all right, title and interest previously held by Capital in, to and under the Senior Insurance Settlements being transferred to the Trust, all monies due or to become due with respect thereto and all proceeds thereof, and agrees that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of all Certificateholders.

        (b) The Trustee hereby agrees not to disclose to any Person any of the account numbers or other information contained in the computer files, computer printouts or microfiche lists delivered to the Trustee by the Subservicer or the Master Servicer pursuant to Sections 2.1 and 2.6, except as required in connection with the performance of its duties hereunder, as required by law, as necessary in enforcing the rights of the Certificateholders, or as necessary to a Successor Servicer appointed pursuant to Section
10.2. The Trustee agrees, at Capital's expense, to take such measures as shall be reasonably requested by Capital, the Subservicer or the Seller to protect and maintain the security and confidentiality of such information, and, in connection therewith, shall allow Capital, the Subservicer and the Seller from time to time upon written notice to inspect the Trustee's security and confidentiality arrangements during normal business hours. To the extent reasonably practicable, the Trustee shall provide Capital, the Subservicer and the Seller with written notice five (5) days prior to any disclosure of account numbers or other information contained in the computer files, computer printouts or microfiche file made pursuant to this Section 2.2(b).

        (c) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement.

     Section 2.3 Representations and Warranties of Capital Relating to
Capital.

     Capital hereby represents and warrants to the Trust and the Trustee, with respect to any Certificates, as of each Closing Date that:

        (a) Organization and Good Standing. Capital is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full corporate power, authority and right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and to execute and deliver to the Trustee the Certificates pursuant hereto or thereto.

        (b) Due Qualification. Capital is neither required to qualify, nor to register, as a foreign corporation in any state other than those states in which it has so qualified in order to conduct business, and has obtained all necessary licenses and approvals required under federal and applicable state law.

        (c) Due Authorization. The execution and delivery of this Agreement and the Senior Insurance Settlements Purchase Agreement and the execution and delivery to the Trustee of the Certificates by Capital and the consummation of the transactions provided for in this Agreement and the Senior Insurance Settlements Purchase Agreement have been duly authorized by Capital by all necessary corporate action.

        (d) No Conflict. The execution and delivery of this Agreement and the Senior Insurance Settlements Purchase Agreement and the Certificates, the performance of the transactions contemplated by this Agreement and the Senior Insurance Settlements Purchase Agreement and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without not ice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Capital is a party or by which it or any of its property is bound.

        (e) No Violation. The execution and delivery of this Agreement, the Senior Insurance Settlements Purchase Agreement and the Certificates, the performance of the transactions contemplated by this Agreement and the Senior Insurance Settlements Purchase Agreement and the fulfillment of the terms hereof and thereof will not conflict with or violate any Requirements of Law applicable to Capital. Capital is not in violation of any applicable law and has paid all taxes properly levied against it.

        (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of Capital, threatened against Capital, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the in-ability of this Agreement, the Senior Insurance Settlements Purchase Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Senior Insurance Settlements Purchase Agreement or the Certificates, (iii) seeking any determination or ruling that, in the reasonable judgment of Capital, would materially and adversely affect Capital's performance of its obligations under this Agreement or the Senior Insurance Settlements Purchase Agreement,
(iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, the Senior Insurance Settlements Purchase Agreement or the Certificates or (v) seeking to affect adversely the income tax attributes of the Trust.

     (g) All Consents Required. All appraisals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Agreement, the Senior Insurance Settlements Purchase Agreement and the Certificates, the performance of the transactions contemplated by this Agreement or the Senior Insurance Settlements Purchase Agreement and the fulfillment of the terms hereof or thereof have been obtained.

     (h) Notice of Breach. The representations and warranties set forth in this Section 2.3 shall survive the transfer of the respective Senior Insurance Settlements to the Trust and termination of the rights and obligations of the Subservicer pursuant to Section 10.1. Upon discovery by Capital or the Subservicer or upon written notice to the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach or the Trustee, as applicable, shall give prompt written notice to the others.

     Section 2.4 Representations and Warranties of Capital Relating to the Agreement and the Senior Insurance Settlements.

     (a) Binding Obligation; Valid Transfer and Security Interest. Capital hereby represents and warrants to the Trust and the Trustee, with respect to any Certificates, as of each Closing Date that:

           (i) This Agreement and any Assignment each constitute a legal, valid and binding obligation of Capital, enforceable against Capital in accordance with its terms, except as such enforceability may be limited by Debtor
Relief Laws and except that such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

           (ii) This Agreement and any Assignment each constitute a valid assignment to the Trust of all right, title and interest of Capital in, to and under the Senior Insurance Settlements being assigned to the Trust, all monies due or to become due with respect thereto and all proceeds thereof and such property will be held by the Trust free and clear of any Lien of any Person claiming through or under Capital, except for Liens permitted under Section 2.5(a), and further, Capital will treat the transfer of the Senior Insurance Settlements from United to Capital as sale, for tax and accounting purposes. Neither Capital nor any Person claiming through or under Capital shall have any claim to or interest in the Investor Accounts except for the interest of Capital and the Trustee, if any, in the earnings from such Investor Accounts.

        (b) Eligibility of Senior Insurance Settlements, Selection Procedures, Solvency. Capital represents and warrants to the Trust and the Trustee as of each Closing Date that (i) each Senior Insurance Settlement being transferred to the Trust is free and clear of any Lien of any Person claiming through or under Capital (other than Liens permitted under Section 2.5(a)) and is in compliance, in all material respects, with all Requirements of Law, (ii) all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority or Person required to be obtained, effected or given by the Seller, and by Capital in connection with the transfer of each such Senior Insurance Settlement to the Trust have been duly obtained, effected or given and are in full force and effect, (iii) no selection procedures believed by Capital to be in violation of Section 2.5(g) were utilized in selecting the Senior Insurance Settlements being transferred to the Trust, (iv) Capital is not insolvent and the Seller is not insolvent (in reliance upon the Seller's representations and warranties set forth in Senior Insurance Settlements Purchase Agreement), Capital does not anticipate becoming insolvent as a result of the transfer of the Senior Insurance Settlements to the Trust, and the transfer is not being made for an antecedent debt, (v) Capital does not know of any fact that will cause the Senior Insurance Settlement not to be paid, and (vi) Capital has not incurred debts beyond its ability to pay those debts as they become due.

        (c) Notice of Breach. The representations and warranties set forth in this Section 2.4 shall survive the transfer of the respective Senior Insurance Settlements to the Trust and termination of the rights and obligations of the Subservicer pursuant to Section 10.1. Upon discovery by Capital or the Subservicer or upon written notice to the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach or the Trustee, as applicable, shall give prompt written notice to the others.

        (d) Seller's Obligations under the Senior Insurance Settlements. Capital hereby represents and warrants to the Trust and the Trustee that, pursuant to the Senior Insurance Settlements Purchase Agreement, Seller has covenanted and agreed to comply with and perform its obligations with respect to the Senior Insurance Settlements, except insofar as any failure so to comply or conform would not materially and adversely affect the rights of the Trust or the Certificateholders hereunder or under the Certificates.

        (e) Seller's Purchase Price. Capital hereby represents and warrants to the Trust and the Trustee that pursuant to the Senior Insurance Settlements Purchase Agreement, Seller has covenanted and agreed that, except as required by any Requirement of Law, or as is deemed by Seller to be necessary in order for Seller to maintain its business on a competitive basis based an Seller's good faith assessment of the nature of its competition in its business, the Seller pay no more than _____ percent (__%) of the face amount for any Senior Insurance Settlement.

     Section 2.5 Covenants of Capital.

     Capital hereby covenants that:

        (a) Security Interests. Except for the security interests granted hereunder, Capital will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume, or suffer to exist any Lien on any Senior Insurance Settlement transferred to the Trust or any interest therein; Capital will immediately notify the Trustee of the existence of any Lien on any Senior Insurance Settlement; and Capital shall defend the right, title and interest of the Trust in, to and under the Senior Insurance Settlements transferred to the Trust, against all claims of third parties claiming through or under Capital; provided, however, that nothing in this Section.2.5(a) shall prevent or be deemed to prohibit Capital from suffering to exist upon any of the Senior Insurance Settlements any Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable or if Capital shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

        (b) Delivery of Collections. Capital shall tender to the Subservicer for deposit in the Senior Insurance Settlements Account all payments received by Capital, if any, with respect to the Senior Insurance Settlements as soon as practicable after receipt thereof by Capital.

        (c) Nonconveyance of Senior Insurance Settlements. Capital covenants and agrees that it will enforce the provisions of the Senior Insurance
Settlements Purchase Agreement prohibiting the Seller from conveying, assigning, exchanging or otherwise transferring the Senior Insurance
Settlements to any other Person prior to the termination of this Agreement pursuant to Article XII hereof.

        (d) Regulatory Filings. Capital shall make any filings, reports, notices, applications, registrations with, and shall seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable or reasonably requested by the Trustee, and shall comply with any federal or state securities or reporting requirements laws.

        (e) Diversification of Senior Insurance Settlements and Insurers. Capital covenants to structure its purchase, acquisition and assignment of Senior Insurance Settlements so that, at any given time, (i) no less than seventy-five percent (75%) of the cumulative death benefits of the Senior Insurance Settlements held or beneficially owned by the Trust shall be payable by Insurance Companies with a rating by A.M. Best of "A" or better or the equivalent rating by other nationally recognized rating agencies, (ii) no more than twenty-five percent (25%) of the cumulative death benefits of the Senior Insurance Settlements held or beneficially owned by the Trust shall be payable by Insurance Companies with a rating by A.M. Best of "B+" or the equivalent rating by other nationally recognized rating agencies, (iii) at any time after Fifty Million Dollars ($50,000,000.00) of Senior Insurance Settlements have been assigned to the Trust, no more than ten percent (10%) of the cumulative death benefits of the Senior Insurance Settlements in the Trust shall be payable by any single Insurance Company, and (iv) no more than Four Million Dollars ($4,000,000.00) in Tranche I and Ten Million Dollars

($10,000,000.00) in Tranche II will be cumulative death benefits relating to any one individual ("Eligible Senior Insurance Settlements").

        (f) Maintaining Corporate Formalities and Independence. Capital covenants at all times to (i) restrict its business solely to the acquisition of Senior Insurance Settlements from United and the irrevocable assignment of its beneficial interest in such Senior Insurance Settlements to the Trust and to such other actions which are corollary to the acquisition and assignment of the Senior Insurance Settlements or which are required to perform its duties and obligations under this Pooling and Servicing Agreement; (ii) maintain its own separate bank accounts, tax identification number, financial and corporate records, and the like from that of the Subservicer; (iii) conduct independent board of directors meetings to authorize all corporate actions; (iv) pay its own expenses, and (v) otherwise observe all corporate formalities.

        (g) Senior Insurance Settlements Purchased from United. Capital covenants to indicate in its records that the Senior Insurance Settlements have been purchased by Capital from United, to treat the transfer of the Senior Insurance Settlements from United to Capital, for tax and accounting purposes, as a sale, and to respond to third-party inquiries that the Senior Insurance Settlements have been purchased from United.

                                 ARTICLE III
         ADMINISTRATION AND SERVICING OF SENIOR INSURANCE SETTLEMENTS

     Section 3.1 Duties of the Master Servicer and Subservicer.

        (a) Commencing upon the Closing Date, the Subservicer shall service and administer the Senior Insurance Settlements and shall collect the Senior Insurance Settlements in accordance with this Agreement. The Subservicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administering which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to
Section 10.1, the Subservicer is hereby authorized and empowered to execute and deliver, on behalf of the Trust for the benefit of the Certificateholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Senior Insurance Settlements and, after the delinquency payment, if any, of any Senior Insurance Settlement and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Senior Insurance Settlements. The Trustee shall furnish the Subservicer upon request with any powers of attorney and other documents reasonably necessary or appropriate to enable the Subservicer to carry out its servicing and administrative duties hereunder.

        (b) The Subservicer shall not be required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of the Senior Insurance Settlements.

        (c) The rights and duties of the Master Servicer are set forth in the Master Servicer Agreement attached hereto as Exhibit 10.2A and in this Agreement. In the event any provisions of the Master Servicer Agreement shall be inconsistent or in conflict with any provisions of this Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall control. The Master Servicer, whether acting as Master Servicer or Successor Servicer, shall be entitled to the following rights, remedies, and protections in carrying out its duties and responsibilities as Master Servicer or Successor Servicer.

           (i) The Master Servicer undertakes to perform such duties and only such duties as are specifically set forth in the Master Servicer Agreement and this Agreement, and the Master Servicer shall not be liable for any act or omission in carrying out its duties as a Master Servicer or Successor Servicer, except that this Agreement shall not be construed to relieve the Master Servicer from liability for its own bad faith, negligence or willful misconduct;

           (ii) The Master Servicer shall not be liable for an error of judgment made in good faith by a responsible officer, unless it shall be proved that the Master Servicer was negligent in ascertaining the pertinent facts;

           (iii) The Master Servicer shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties as a Master Servicer or Successor Servicer if the Master Servicer reasonably believes that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

           (iv) The Master Servicer may rely on and shall be fully protected in acting or refraining from acting in accordance with any resolution, certificate, letter, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, or other document delivered by it to be genuine and to have been signed or presented to it by a proper party;

           (v) The Master Servicer may consult with counsel, and any opinion from such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by the Master Servicer in accordance with such opinion and in good faith;

           (vi) the Master Servicer shall not be responsible or liable for the validity, perfection, priority, continuation, or value of any security interest securing the Certificates unless the Master Servicer becomes the Successor Servicer or for the value or collectibility of any Senior Insurance Settlements; and

           (vii) the Master Servicer shall not resign as Master Servicer during the term of the Pooling and Servicing Agreement, provided that if the Master Servicer fails to receive its fees and expenses for a period of at least 90 days after they become due it shall be entitled to resign by giving written notice to Capital, the Trustee, and United.

     Section 3.2 Subservicing Compensation.

     As compensation for its subservicing activities hereunder and reimbursement for its expenses incurred in connection therewith, the Subservicer shall be entitled to receive the Monthly Subservicing Fee for each month (or portion thereof) prior to the termination of the Trust pursuant to Section
12.1. The Paying Agent shall pay the Subservicer the Monthly Subservicing Fee in arrears on each Distribution Date. The "Monthly Subservicing Fee" shall be an amount equal to one-twelfth (1/12th) of the Subservicer's Fee.

     Section 3.3 Representations, Warranties, and Covenants of the Subservicer.

     As of each Closing Date the Subservicer hereby makes the following representations and warranties on which Capital has relied in irrevocably assigning its interest in the Senior Insurance Settlements to the Trust and on which the Trustee has relied in accepting the Senior Insurance Settlements in Trust and in authenticating Certificates:

        (a) Organization and Good Standing. The Subservicer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has full corporate power, authority and right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and the Senior Insurance Settlements Purchase Agreement.

        (b) Due Qualification. The Subservicer is qualified as a foreign corporation in every state where it is required to be so qualified to service the Senior Insurance Settlements as required by this Agreement and has obtained all necessary licenses and approvals as required under federal and state law in each case where the failure to be so qualified, licensed or approved could reasonably be expected materially and adversely to affect the ability of the Subservicer to comply with the terms of this Agreement.

        (c) Due Authorization. The execution, delivery, and performance of this Agreement and the Senior Insurance Settlements Purchase Agreement have been duly authorized by the Subservicer by all necessary corporate action on the part of the Subservicer.

        (d) Binding Obligation. This Agreement and the Senior Insurance Settlements Purchase Agreement constitute a legal, valid and binding obligation of the Subservicer, enforceable in accordance with their respective terms, except as enforceability may be limited by Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

        (e) No Violation. The execution and delivery of this Agreement and the Senior Insurance Settlements Purchase Agreement by the Subservicer, and the performance of the transactions contemplated by this Agreement and the Senior Insurance Settlements Purchase Agreement and the fulfillment of the terms hereof and thereof applicable to the Subservicer, will not conflict with, violate, or result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time or both) a default under, any Requirements of

Law applicable to the Subservicer or any indenture contract, agreement, mortgage, deed of trust or other instrument to which the Subservicer is a party or by which it is bound.

        (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Subservicer, threatened against the Subservicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, seeking any determination or ruling that, in the reasonable judgment of the Subservicer would materially and adversely affect the performance by the Subservicer of its obligations under this Agreement or the Senior Insurance Settlements Purchase Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Senior Insurance Settlements Purchase Agreement.

        (g) Deposits in the Lockbox Account. The Subservicer shall make agreements with or deliver binding instructions to each Insurance Company such that Collections are deposited directly in the Lockbox Account. The Subservicer shall provide information on the life insurance claim forms filed with each Insurance Company so as to instruct the Insurance Company to send payments to the Lockbox Account.

     Section 3.4 Reports and Records for the Trustee and Capital; Bank Account Statements.

        (a) Closing Date Reports. The Subservicer shall prepare and deliver to Capital, Master Servicer and to the Trustee on two (2) Business Days prior to the initial Closing Date and, thereafter, the first (1st) Business Day of each week, an officer's Certificate substantially in the form of Exhibit 3.4A setting forth (i) the aggregate amount of Collections attributable to Senior Insurance Settlements as of the end of the last Business Day of the preceding week and (ii) the amount of Senior Insurance Settlements to be purchased on the initial Closing Date or the amount of Senior Insurance Settlements purchased since the immediately preceding Closing Date, as measured by the Senior Insurance Settlements Purchase Price expended therefor and by their face value.

        (b) Daily and Weekly Reports. On each Business Day, the Subservicer shall prepare and make available at the office of the Subservicer for inspection by the Master Servicer and the Trustee, at their option, but with no obligation to do so, and/or by Capital and the Master Servicer a record setting forth (i) the aggregate amount of Collections processed by the Subservicer on the preceding Business Day and (ii) the aggregate amount of Senior Insurance Settlements as of the close of business an the preceding Business Day. On the first Business Day of each week, commencing in the week following the first Closing Date, the Subservicer shall prepare and deliver to Capital, the Master Servicer, and the Trustee a record setting forth (i) the aggregate amount of Collections processed by the Subservicer in the preceding week and (ii) the aggregate amount of Senior Insurance Settlements as of the close of business on the last Business Day in such week.

        (c) Subservicer's Semi-Annual Certificate. On each Determination Date, the Subservicer shall deliver to the Trustee, Master Servicer, Capital, and the Paying Agent a certificate of a Servicing Officer substantially in the form of Exhibit
3.4C setting forth (i) the aggregate amount of Collections processed during the preceding six months, (ii) the aggregate amount of Senior Insurance Settlements and the balance on deposit in the Senior Insurance Settlements Account with respect to Collections processed as of the end of the last day of the preceding six month period, (iii) the aggregate amount of withdrawals, if any, from the Liquidity Account required to be made on the next succeeding Transfer Date, (iv) the aggregate amount of funds, if any, to be deposited in the Liquidity Account on the next succeeding Transfer Date, (v) the statement required by Section 5.2, (vi) the sum of all amounts payable to the Certificateholders on the next succeeding Distribution Date in respect of Certificate Interest and Certificate Principal, and (vii) the interest and earnings from the Senior Insurance Settlements Account and Liquidity Account (net of losses and investment expenses related to the Permitted Investments in which the funds in such accounts were invested) for the preceding month.


     Section 3.5 Subservicer's Annual Certificate.

     The Subservicer shall deliver to the Trustee and the Master Servicer on or before April 15 of each calendar year, beginning with April 15, 2000, an Officer's Certificate substantially in the form of Exhibit 3.5 stating that
(i) a review of the activities of the Subservicer during the preceding calendar year end of its performance under this Agreement was made under the supervision of the officer signing such certificate and (ii) to the best of such officer's knowledge, based on such review, the Subservicer has fully performed all its obligations under this Agreement throughout such year, or, if there has been a default in the performance of any such obligation, specifying each such default and the nature and status thereof. Any Certificateholder may obtain a copy of such certificate by a request in writing to the Trustee addressed to the Corporate Trust Officer.

     Section 3.6 Annual Independent Public Accountants' Subservicing Report.

        (a) On or before April 15 of each calendar year, beginning with April 15, 2000, the Subservicer, at the cost and expense of the trust, shall cause ___________ or another firm of nationally recognized independent public accountants to furnish a report to the Trustee and Master Servicer covering the preceding annual period to the effect that such accountants have applied certain agreed-upon procedures to certain documents and records relating to the servicing of Senior Insurance Settlements under this Agreement, compared the information contained in the Subservicer's certificates delivered during the period covered by such report with such documents and records and that no matters came to the attention of such accountants that caused them to believe that such servicing was not conducted in compliance with this Agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement. In addition, each report shall set forth the agreed-upon procedures performed. Any Certificateholder may obtain a copy of such report by a request in writing to the Trustee addressed to the Corporate Trust Office.

        (b) On or before April 15 of each calendar year beginning with April 15, 2000, the Subservicer, at its sole cost and expense, shall cause __________ or another firm of nationally recognized independent public accountants to furnish a report to the Trustee and

Master Servicer to the effect that such accountants have compared the mathematical calculations of each amount set forth in the semi-annual certificates forwarded by the Master Servicer pursuant to Section 3.4(c) during the period covered by such report (which shall be the period from January 1 to and including December 31 of such calendar year) with the Subservicer's computer reports which were the source of such amounts and that on the basis of such comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement. Any Certificateholder may obtain a copy of such report by a request in writing to the Trustee addressed to the Corporate Trust Office.

                                  ARTICLE IV
                 RIGHTS OF CERTIFICATFHOLDERS AND ALLOCATION
                        AND APPLICATION OF COLLECTIONS

     Section 4.1 Rights of Certificateholders.

     The Certificates shall represent undivided interests in the Trust, including, without limitation, an irrevocable beneficial interest in the Senior Insurance Settlements, right to receive the Collections and other amounts at the times and in the amounts specified in this Article IV to be deposited in the Investor Accounts for the account of such Certificates or paid to the Certificateholders. The aggregate interest in the Senior Insurance Settlements represented by such Certificates shall at all times equal one hundred percent (100%).

     Section 4.2 Establishment and Administration of Investor Accounts.

        (a) The Lockbox Account. The Trustee for the benefit of the Certificateholders, shall establish and maintain with The Chase Manhattan Bank, in the name of the Trust, an interest bearing segregated demand deposit account (the "Lockbox Account") bearing a designation clearly indicating that the funds deposited therein are held in trust.


        (b) The Senior Insurance Settlements Account. The Trustee, for the benefit of the Certificateholders, shall establish and maintain with The
Chase Manhattan Bank, in the name of the Trust, a segregated account (the "Senior Insurance Settlements Account") bearing a designation clearly indicating that the funds deposited therein, including the interest or other earnings thereon, are held in trust for the benefit of the Certificateholders. The Senior Insurance Settlements Account shall contain Collections attributable to Senior Insurance Settlements. The funds in the Senior Insurance Settlements Account shall be subject to distribution pursuant to Section 4.2(e), Section 4.3(b), Section 4.3(c), Section 4.5(a), and
Section 12.3.

        (c) The Liquidity Account. The Trustee, for the benefit of the Certificateholders, shall establish and maintain with The Chase Manhattan Bank in the name of the Trust a segregated account (the "Liquidity Account") bearing a designation, clearly indicating that the funds therein, including interest or other earnings thereon, are held for the benefit of the Certificateholders. Funds to be used for the payment of insurance premiums in connection with the Senior Insurance Settlements shall be maintained in and paid out of the Liquidity Account.

        (d) The Distribution Account. The Trustee shall establish and maintain with The Chase Manhattan Bank a non-interest bearing segregated demand deposit account (the "Distribution Account") from which the Paying Agent shall make the distributions and other payments described in this Article IV and elsewhere in this Agreement. Certificate Interest and Certificate Principal while on deposit in the Distribution Account are held in trust for the benefit of the Certificateholders.

        (e) Administration of the Accounts. The Paying Agent or the Trustee shall have the revocable authority to make withdrawals and distributions from the Investor Accounts. On each Business Day the Trustee shall withdraw all funds from the Lockbox Account, based on the information provided by the Subservicer, and deposit same in the Senior Insurance Settlements Account. Funds on deposit in the Senior Insurance Settlements and Liquidity Account shall at all times be invested in Permitted Investments; provided, that any such investment shall mature and such funds shall be available for withdrawal on or prior to the Transfer Date immediately preceding the Distribution Date on which such funds are required for distribution or for the payment of insurance premiums. The Trustee shall hold for the benefit of the Certificateholders possession of the negotiable instruments or securities, if any, evidencing the Permitted Investments. Subject to the maturity restrictions set forth above, Capital shall instruct the Trustee, in writing or if orally then with prompt written confirmation, as to the investment of funds on deposit in the Senior Insurance Settlements Account and Liquidity Account. If, for any reason, Capital does not provide investment instructions the Trustee, then the Trustee shall invest such funds in a Chase Institutional Money Market Account. For purposes of determining availability of funds or balances in the Senior Insurance Settlements Account and Liquidity Account for any reason under this Agreement, all investment earnings on such funds shall be deemed neither available nor on deposit, except in the event of a Pay Out Event. The Trustee shall not be responsible or incur any liability for any losses incurred in connection with any Permitted Investments or in following any instructions of Capital with respect to Permitted Investments.

     Section 4.3 Collections and Distributions.

        (a) Collections. The Trustee shall deposit into the Senior Insurance Settlements Account on the next Business Day, based upon the Subservicer's reports, all Collections deposited in the Lockbox Account on the preceding Business Day; provided that Trustee is not obligated to credit any such deposit of Collections until Trustee actually receives or collects in good funds the amounts represented by such Collections. In addition, the Subservicer shall immediately deposit, or cause to be deposited, in the Senior Insurance Settlements Account all Collections not otherwise made directly to the Lockbox Account.

        (b) Payments to Capital During the Acquisition Period. During the Acquisition Period upon Capital's written request given in accordance with
Section 2.1 but not more frequently than once per week on the third (3rd) Business Day of the week, the Trustee shall pay to Capital:

           from the Senior Insurance Settlements Account, an amount equal to the Collections attributable to Senior Insurance Settlements, which funds Capital shall use solely for the purpose of purchasing Senior Insurance Settlements pursuant to the terms of Section 2.4. Capital shall not request payment of such Collections unless and to the extent that Senior Insurance Settlements are available for purchase. Such Collections shall be deemed to be used on a first-in, first-out basis to purchase Senior Insurance Settlements. If
Capital does not request funds to purchase Senior Insurance Settlements, such Collections shall remain in the Senior Insurance Settlements Account and shall continue to be available for the purchase of Senior Insurance
Settlements, subject to the requirements of Section 4.5(a). During the Acquisition Period all Collections shall be held in the Senior Insurance Settlements Account until distributed pursuant to Section 12.3.

        (c) Payments to Capital During the Amortization Period. During the Amortization Period upon Capital's written request given in accordance with
Section 2.1 but not more frequently than once per week on the third (3rd) Business Day of the week, the Trustee shall pay to Capital:

           from the Liquidity Account, an amount equal to the required premium payments attributable to Senior Insurance Settlements, which funds Capital shall use solely for the purpose of paying insurance premiums with respect to the Senior Insurance Settlements.

     Section 4.4 Monthly and Semi-Annual Withdrawals.

     On each Determination Date, the Subservicer shall instruct the Trustee to withdraw and the Trustee, acting in accordance with such instructions, shall withdraw on the succeeding Transfer Date the amounts set forth in such instructions required to be withdrawn from the Senior Insurance Settlements Account and deposited into the Distribution Account as set forth in Sections 4.4(a), (b) and (c), plus the amounts from the Liquidity Account, if any, pursuant to Section 4.4(a) and Section 4.5(b). Each such instruction and notice required under Section 4.4 shall be substantially in the form of
Exhibit 4.4, attached hereto.

        (a) Payment of Fees and Certificate Interest. On each Fee Determination Date or Transfer Date, as applicable, the Trustee shall withdraw from the Senior Insurance Settlements Account, to the extent funds are available from Collections attributable to Senior Insurance Settlements processed during the preceding month, and deposit in the Distribution Account for payment (i) an amount equal to the Trustee's Fees plus the documented expenses, including reasonable attorney's fees, of the Trustee, (ii) then an amount equal to Master Servicer's Fees and documented expenses, including reasonable attorney's fees of the Master Servicer, (iii) then an amount equal to interest, calculated at the Certificate Rate for the month ended prior to each Transfer Date, on the outstanding principal amount of the Certificates determined an the first day of such month, and (iv) then an amount equal to the amount of any unpaid Deficiency Amount

(as hereinafter defined). Furthermore, on the Distribution Date the Paying Agent shall prioritize and make the payments of such fees and Certificate Interest according to the order in which they appear in preceding subsections (i) through (iii). If the Collections attributable to Senior Insurance Settlements are less than the amount required to be distributed from the Senior Insurance Settlements Account pursuant to this Section 4.4(a), the Trustee shall withdraw from the Liquidity Account funds in the amount of such deficiency and deposit same in the Distribution Account. If the Senior Insurance Settlements or the funds in the Liquidity Account are insufficient in any month to pay Certificate Interest to the Certificateholders, the amount of such deficiency for any month shall be referred to as the "Deficiency Amount".

        (b) Payment of Monthly Subservicing Fee to United as Subservicer. On each Fee Determination Date after making the payments required by Section 4.4(a), the Trustee shall withdraw from the Senior Insurance Settlements Account, to the extent funds are available from Collections attributable to Senior Insurance Settlements processed during the preceding month, and deposit in the Distribution Account for payment an amount equal to the Monthly Subservicing Fees for the preceding month, together with all accrued and unpaid Monthly Subservicing Fees, and the Paying Agent shall pay such fees to the Subservicer on the Fee Distribution Date. If the Collections attributable to Senior Insurance Settlements are less than the amount required to be distributed from the Senior Insurance Settlements Account pursuant to this Section 4.4(b), the deficiency shall be paid in succeeding periods to the extent Collections from Senior Insurance Settlements are available. Notwithstanding anything to the contrary contained herein, in the event Master Servicer shall be appointed Successor Servicer pursuant to this Agreement, such party shall receive the Monthly Subservicer's Fee and expenses, including reasonable attorney's fees, (as well as the Master Servicer's Fee) in accordance with the priority set forth in Section 4.4(a).

        (c) Transfer to the Liquidity Account. On each Transfer Date, after making the payments required by Sections 4.4(a) and (b), the Trustee shall withdraw from the Senior Insurance Settlements Account all remaining funds from Collections attributable to Senior Insurance Settlements processed during the preceding six months and deposit such funds in the Liquidity Account.

        (d) Final Distributions from the Liquidity Account and the Excess Cash. Upon the occurrence of a Pay Out Event, all remaining funds in the Liquidity Account (after making payments under Section 4.4(a)) shall be utilized to fund, first, the obligation, if any, to pay the cost and expense of accountings under Section 3.6 should the Subservicer become insolvent or bankrupt and, second, any deficiency in payments to Certificateholders until termination of the Trust under Article XII.

     Section 4.5 Payment of Certificate Principal.

        (a) On each Transfer Date during the Amortization Period, the Trustee shall withdraw from the Senior Insurance Settlements Account Collections attributable to Senior Insurance Settlements processed during the preceding month and deposit same in the Distribution Account for payment; provided, however, with respect to the final Transfer Date, the

Trustee shall withdraw from the Senior Insurance Settlements Account and deposit into the Distribution Account an amount equal to the principal amount of the Certificates outstanding as of the end of the day on the preceding Record Date. If the amounts on deposit in the Senior Insurance Settlements Account on the final Transfer Date are less than the principal amount of the Certificates outstanding as of the end of the day an the preceding Record Date, the Trustee shall withdraw from the Liquidity Account funds in the amount of such deficiency and deposit same in the Distribution Account for payment.

        (b) On each Distribution Date the Paying Agent shall pay to the Certificateholders, in accordance with Section 5.1, the Certificate Principal deposited in the Distribution Account pursuant to Sections 4.5(a).

     Section 4.6 Failure to Make a Deposit or Payment.

     If the Paying Agent (if other than the Trustee), Subservicer or Capital fails to make, or fails to give instructions to make, any withdrawal, deposit or payment at the time specified in this Agreement (including applicable grace periods), the Trustee, to the extent it has all relevant information, shall make or cause such withdrawal, deposit or payment from Investor Accounts to be made in the amounts and in the manner in which the Paying Agent, Subservicer, or Capital should have made same. Upon request, the Subservicer shall promptly provide the Trustee with all information necessary to enable the Trustee to make such a payment. The Trustee shall have no liability and shall be fully protected in refraining from taking any action prior to it receiving such written instruction from the Subservicer. To the extent that such payments should have been made by Subservicer or Capital, Trustee shall make or cause such withdrawal, deposit or payment to be made only following its receipt from the Subservicer of all information necessary to enable the Trustee to make such withdrawal, deposit or payment.

     Section 4.7 Payment In Accordance with the Subservicer's Reports.

     The Paying Agent shall make all withdrawals, deposits, and payments under this Article IV and under Article V in accordance with and in reliance on the Subservicer's reports described in Section 3.4 and Section 4.4.

                                  ARTICLE V
           DISTRIBUTIONS AND REPORTS TO INVESTOR CERTIFICATEHOLDERS

     Section 5.1 Distributions.

     On each Distribution Date, the Paying Agent shall distribute to each Certificateholder of record on the preceding Record Date (other than as provided in Section 12.3 hereof respecting a final distribution) such Certificateholder's pro rata share of the Certificate Interest, as required by Section 4.4(a), and the Certificate Principal, as required by Section 4.5. The Paying Agent shall make such distributions by check mailed to each Certificateholder. On each Distribution Date, the Paying Agent shall distribute the Trustee's Fees and expenses, the Master Servicer's Fees, and the Monthly Subservicing Fee pursuant to Section 4.4(a) and (b). The Paying Agent shall make such distributions by check mailed to the respective recipients or by such other methods as the recipients request.

     Section 5.2 Semi-Annual Certificateholders' Statement.

        (a) On each Distribution Date, the Subservicer shall prepare and deliver to the Paying Agent, and the Paying Agent shall forward to each Certificateholder a statement substantially in the form of Exhibit 5.2 setting forth the following information which, in the case of (i), (ii) and
(iii) below, shall be stated on the basis of an original principal amount of One Thousand and No/100 Dollars ($1,000.00) per Certificate:

           (i) the total amount distributed on such Distribution Date;

           (ii) the amount of such distribution allocable to Certificate Principal;

           (iii) the amount of such distribution allocable to Certificate Interest;


           (iv) the aggregate amount of Collections attributable to Senior Insurance Settlements processed during the preceding six months;


           (v) the aggregate outstanding balance of Senior Insurance Settlements as of the last day of the preceding month;

           (vi) the amount of the Monthly Subservicing Fee for the preceding six months;

           (vii) the aggregate amount of funds deposited in the Liquidity Account as of such Distribution Date;


           (viii) the Minimum Liquidity Account Amount as of the close of business on such Distribution Date after making the payment of Certificate Interest and Certificate Principal;


           (ix) the amount of Trustee's Fees, and expenses of the Trustee for the preceding six months; and,

           (x) the amount of Master Servicer's Fee for the preceding six months.

        (b) Annual Certificateholders Tax Statement. On or before January 31 of each calendar year, beginning with calendar year 2000, Capital shall have ___________ prepare and deliver to Capital, and Capital shall furnish to each Person who at any time during the preceding calendar year was a Certificateholder a statement containing the information required to be contained in the Semi-Annual Certificateholders' Statement, as set forth in Sections 5.2(a)(i), (ii) and (iii) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Certificateholder, together with such other customary information (consistent with the treatment of the Certificates as debt, as provided in Section 13.15 hereof) as the Trustee or the Subservicer deems necessary or desirable to enable the Certificateholders to prepare their tax returns. Such obligations of Capital shall be deemed to have been satisfied to the extent that

Capital provides to the Certificateholders substantially comparable information pursuant to any requirements of the Internal Revenue Code, as from time to time in effect.

                                  ARTICLE VI
                               THE CERTIFICATES

     Section 6.1 The Certificates.

     The Certificates shall be substantially in the form of Exhibit 6.1A and shall be duly executed by Capital and authenticated and delivered by the Trustee as provided in Sections 2.1 and 6.2. The Certificates shall be issuable in the minimum denomination of Five Thousand and No/100 Dollars ($5,000.00) and integral multiples of One Thousand and No/100 Dollars ($1,000.00) in excess thereof and shall be issued on each Closing Date in an original principal amount equal to the amount for which each Certificateholder subscribed to purchase on each such Closing Date; provided, however, that one Certificate may be issued on each Closing Date in a residual amount of less than One Thousand and No/100 Dollars ($1,000.00) (" odd-lot Certificate"); provided that if a person purchases more than one odd-lot Certificate, such Person shall, with each purchase of an odd-lot Certificate, surrender pursuant to Section 6.3 all odd-lot Certificates for exchange for one Certificate of like aggregate principal amount. An authorized officer of Capital, on behalf of the Trust, shall execute each Certificate by manual or facsimile signature for the purpose of authentication. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of Capital shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificate or does not hold such office as of the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth in Exhibit 6.1A, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     Section 6.2 Authentication of Certificates.

     On each Closing Date, the Trustee shall authenticate and deliver the Certificates being issued on such Closing Date, upon the written order of Capital, to the Certificateholders. In addition, on each Closing Date Capital shall deposit funds in the Liquidity Account as required by Section 2.1(g).

     Section 6.3 Registration of Transfer and Exchange of Certificates.

        (a) Capital shall cause a transfer agent and registrar (the "Transfer Agent and Registrar") to maintain the Transfer Agent's Office and there to keep a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Registrar shall provide for the registration of the Certificates and of transfers and exchanges of the Certificates. The Trustee is hereby initially appointed Transfer Agent and Registrar. The Trustee may resign as Transfer Agent and Registrar upon thirty (30) days written notice to Capital. In the event that the Trustee shall no longer be the Transfer Agent and Registrar, the Trustee shall appoint a successor Transfer Agent and Registrar.

     Upon the surrender for registration of transfer of any Certificate at the Transfer Agent's Office, Capital shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of like aggregate principal amount; provided that, any transfer of a Certificate representing residual amounts need not be in an authorized denomination. At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of like aggregate principal amount upon surrender of the Certificates to be exchanged at the Transfer Agent's Office; provided, that a Certificateholder shall exchange all Certificates representing residual amounts (odd-lot Certificates) for one Certificate representing residual amounts of like aggregate principal amount which need not be in an authorized denomination. Upon surrender Capital shall execute, and the Trustee shall authenticate and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Certificateholder thereof or his attorney if duly authorized in writing.

     No service charge to the Certificateholder shall be made for any registration of transfer or exchange of Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for registration of transfer or exchange shall be cancelled and disposed of in a manner satisfactory to Capital, the Trustee and the Transfer Agent and Registrar. Unless Capital provides the Trustee with prior written notice to the contrary, the Transfer Agent and Registrar shall destroy all Certificates in accordance with its customary procedures.

        (b) The Transfer Agent and Registrar will maintain at its expense in New York, NY an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange.

     Section 6.4 Mutilated, Destroyed, Lost or Stolen Certificates.

     If (a) any mutilated Certificate is surrendered to the Transfer Agent and Registrar or any Certificateholder provides satisfactory evidence to the Transfer Agent and Registrar of the destruction, loss or theft of any Certificate and (b) there is delivered to Capital, the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of written notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, Capital shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like form and aggregate principal amount. In connection with the issuance of any new Certificate under this Section 6.4, the Trustee or the Transfer Agent and Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge, if any, imposed in relation thereto and any other expense (including the fees and expenses of the Trustee and the Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this
Section 6.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 6.5 Persons Deemed Owners.

     Prior to due presentation of a Certificate for registration of transfer, Capital, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.1 and for all other purposes whatsoever, and neither Capital, the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary; provided, however, that in determining whether the Holders of Certificates evidencing the requisite principal amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by Capital, the Subservicer or any Affiliate thereof shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which a Responsible Officer in the Corporate Trust Office of the Trustee knows to be so owned shall be so disregarded. Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not Capital, the Subservicer or an Affiliate thereof.

     Section 6.6 Appointment of Paying Agent.

        (a) The Paying Agent shall have the revocable power to distribute funds from the Distribution Account for the purpose of making distributions pursuant to this Agreement. The Trustee may revoke such power and remove the Paying Agent, unless the Paying Agent is the Trustee, if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect.

        (b) The Paying Agent shall initially be the Trustee who shall serve pursuant to the terms of this Agreement. The Trustee shall be permitted to resign as Paying Agent upon thirty (30) days' written notice to Capital. In the event that Trustee shall no longer be the Paying Agent, Capital shall appoint a successor or if no successor Paying Agent shall have been appointed by the Trustee and/or shall have accepted within thirty (30) days after the Trustee gives its notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor paying agent. Each Paying Agent must be reasonably acceptable to Capital. The provisions of Sections 11.2. 11.3 and 11.4 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent.

        (c) The Paying Agent (if not the Trustee) shall execute and deliver to the Trustee an instrument in which the Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums, it any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders.

     Section 6.7 Access to List of Certificateholders' Names and Addresses.

     The Trustee shall furnish, or cause to be furnished by the Transfer Agent and Registrar, to Capital or the Paying Agent, as the case may be, within five (5) Business Days after receipt by the Trustee of a written request therefor from Capital or the Paying Agent a list of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders. If Holders of Certificates (the "Applicants") aggregating not less than five percent (5%) of the aggregate principal amount of the Certificates then outstanding apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit to the other Certificateholders, then, within five (5) Business Days after the Trustee's receipt of such application, the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee and shall give the Subservicer notice that such request has been made. Such list shall be as of a date no more than forty-five (45) days prior to the date of the Trustee's receipt of such application. Every Certificateholder, by receiving and holding a Certificate, agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, nor any of their respective agents shall be held accountable or incur any liability by reason of the disclosure of the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was obtained.

     Section 6.8 Authentication Agent.

        (a) The Trustee may appoint one or more authenticating agents, who shall be authorized to act on behalf of the Trustee in authenticating the Certificates for the issuance, delivery, or registration of transfer or exchange of Certificates. Reference in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication shall be deemed to include authentication of the Certificates and execution of a certificate of authentication on behalf of the Trustee by an authenticating agent. Each authenticating agent must be reasonably acceptable to Capital.

        (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

        (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to Capital. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to Capital. Upon receiving such a notice of resignation or upon terminating the agency, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or Capital, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment shall become vested with all the rights, powers and duties of its predecessor hereunder, as if originally named as an authenticating agent. Each successor authenticating agent must be reasonably acceptable to Capital.

        (d) The Trustee agrees to pay each authenticating agent from time to time reasonable compensation for its services under this Section 6.8, and Capital shall reimburse the Trustee for such payments actually made, subject to the provisions of Section 11.6.

        (e) The provisions of Sections 11.2, 11.3 and 11.4 shall be applicable to any authenticating agent.

        (f) Pursuant to an appointment made under this Section 6.8, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially in the form of Trustee's Certificate of authentication in
Exhibit 6.1A which alternate certificate of authentication shall state that such authenticating agent is acting on behalf of the Trustee.

                                 ARTICLE VII
                      OTHER MATTERS RELATING TO CAPITAL

     Section 7.1 Special Purpose Corporation.

     Capital shall at all times be a special purpose corporation. Capital's business shall be restricted to (a) the purchase of Senior Insurance Settlements from United and the irrevocable assignment of the beneficial interest in such Senior Insurance Settlements to the Trust, (b) the execution of the Certificates, and (c) those other specified limited functions set forth and described in this Agreement and in Capital's Articles of Incorporation. Capital shall incur no debts except those, if any, expressly described in this Agreement. Capital shall not, and shall have no authority to, subordinate or permit the subordination of the Trust's rights, title and interest in the Senior Insurance Settlements assigned to the Trust.

     Section 7.2 Merger or Consolidation; Assumption of Capital's Obligations; Amendment of Capital's Articles of Incorporation.

        (a) Capital shall not consolidate with or merge into any other Person or convey or transfer substantially all its assets.

        (b) Capital's obligations hereunder shall not be assignable nor shall any Person succeed to Capital's obligations hereunder except in accordance with the provisions of the Senior Insurance Settlements Purchase Agreement.

        (c) Capital shall not amend Article ___ of its Articles of Incorporation without the consent of the holders of Certificates representing not less than fifty-one percent (51%) of aggregate principal amount of the Certificates then outstanding.

        (d) Capital shall not file a voluntary petition for bankruptcy earlier than ninety-one (91) days from the date the Certificates have been paid.

     Section 7.3. Limitation on Liability of Capital.

     Capital shall be liable in accordance herewith to the extent of the obligations specifically undertaken by Capital hereunder. Except as otherwise provided in this Agreement, neither Capital nor any of the directors, officers, employees or agents of Capital shall be under any liability to the Trust, the Trustee, the Certificateholders or any other Person for taking any action or for refraining from taking any action pursuant to this Agreement whether arising from express or implied duties under this Agreement; provided, however, this provision shall not protect Capital or any director, officer, employee or agent of Capital against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its willful misconduct hereunder or under any agreement executed and delivered in connection herewith or in any way relating to or arising out of the creation of the Trust or any transactions related thereto. Capital and any director, officer, employee or agent of Capital may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

     Section 7.4 Capital's Indemnification of the Trust, Trustee, Master Servicer and Successor Servicer.

     Capital shall indemnify and hold harmless the Trust, Trustee, Master Servicer and Successor Servicer from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Trust, Trustee, Master Servicer or Successor Servicer pursuant to this Agreement or any agreement executed or delivered in connection herewith or in any way relating to or arising out of the creation or administration of the Trust or the transactions related thereto, including but not limited to any judgment award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any and all or threatened action, proceeding or claim; provided, however, that although Capital shall indemnify the Trustee, Master Servicer and Successor Servicer if such acts, omissions or alleged acts or omissions constitute ordinary negligence, Capital shall not indemnify the Trustee, Master Servicer or Successor Servicer if such acts, omissions or alleged acts or omissions constitute willful misfeasance, bad faith or gross negligence by the Trustee, Master Servicer or Successor Servicer; and provided, further, Capital shall not indemnify the Trust or the Certificateholders for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the request of the Certificateholders; provided, further, Capital shall not indemnify the Trust or the Certificateholders as to any losses, claims or damages incurred by any of them in their capacities as investors; and provided, further, Capital shall not indemnify the Trust or the Certificateholders with respect to any federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Trust or the Certificateholders in connection herewith to any taxing authority, which taxes shall be the sole obligation of the Trust or the Certificateholders. Any indemnification hereunder shall only be from assets of Capital. The provisions of this indemnity shall run directly to and be enforceable by an injured party, subject to the limitations hereof, and shall survive termination of the Trust and the resignation or removal of the Trustee or Master Servicer.

                                 ARTICLE VIII
                  OTHER MATTERS RELATING TO THE SUBSERVICER

     Section 8.1 Liability of the Subservicer.

     The Subservicer shall be liable for the accuracy and sufficiency of the information contained in any certificate delivered in accordance with the provisions of this Agreement and otherwise only to the extent of the obligations specifically undertaken by the Subservicer in such capacity, in accordance with the provisions of this Agreement.

     Section 8.2 Merger or Consolidation of, or Assumption of the Obligations of, the Subservicer.

     The Subservicer shall not consolidate with or merge into any other corporation or convey or transfer substantially all its assets, unless:

        (a) the Person formed by such consolidation or into which the Subservicer is merged or the Person which acquires by conveyance or transfer substantially all the assets of the Subservicer shall be a Person organized and existing under the laws of the United States of America or any State or the District of Columbia, and, if the Subservicer is not surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee in form satisfactory to the Trustee, the performance of every covenant and obligation of the Subservicer hereunder; and

        (b) the Subservicer has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 8.2 and that all conditions precedent herein provided for relating to such transaction have been complied with.

     Section 8.3 Limitation on Liability of the Subservicer and Others.

     Except as provided in Section 8.4 with respect to the Trust and the Trustee, neither the Subservicer nor any of the directors, officers, employees or agents of the Subservicer shall be under any liability to the Trust, the Trustee, the Certificateholders of any other Person for taking any action or for refraining from taking any action in its capacity as Subservicer pursuant to this Agreement, including its own negligence; provided, however, this provision shall not protect the Subservicer or any director, officer, employee or agent of the Subservicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its willful misconduct hereunder. The Subservicer and any director, officer, employee or agent of the Subservicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Subservicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the

Senior Insurance Settlements in accordance with this Agreement and which in its reasonable opinion may involve it in any expense or liability.

     Section 8.4 Subservicer's Indemnification of the Trust, Trustee, Master's Servicer, and Successor Servicer.

     The Subservicer shall indemnify and hold harmless the Trust, Trustee, Master Servicer, and Successor Servicer from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Trust, Trustee, Master Servicer, or Successor Servicer pursuant to this Agreement including those arising from acts or omissions of the Subservicer pursuant to this Agreement or any agreement executed or delivered in connection herewith or in any way relating to or arising out of the creation or administration of this Trust or the transactions related thereto including, but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that although the Subservicer shall indemnify the Trust, Trustee, Master Servicer, or Successor Servicer if such acts, omissions or alleged acts or omissions constitute ordinary negligence, the Subservicer shall not indemnify the Trust, Trustee, Master Servicer, or Successor Servicer if such acts, omissions or alleged acts or omissions constitute willful misfeasance, bad faith or gross negligence by the indemnified party; provided, further, the Subservicer shall not indemnify the Trust, the Trustee, or any Certificateholders for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the request of such Certificateholders; provided, further, the Subservicer shall not indemnify the Trust or the Certificateholders as to any losses, claims or damages incurred by any of them in their capacities as investors; and provided further, the Subservicer shall not indemnify the Trust or the Certificateholders with respect to any federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Trust or the Certificateholders in connection herewith to any taxing authority, which taxes shall be the sole obligation of the Trust or the Certificateholders. Any indemnification hereunder shall only be from assets of the Subservicer. The provisions of this indemnity shall run directly to and be enforceable by an injured party, subject to the limitations hereof, and shall survive termination of the Trust and the resignation or removal of the Trustee.

     Section 8.5 The Subservicer Not to Resign.

     The Subservicer shall not resign from its obligations and duties under this Agreement, except upon determination that (a) the performance of its obligations and duties hereunder is or becomes impermissible under applicable law and (b) the Subservicer can take no reasonable action to make the performance of its obligation and duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Subservicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Subservicer in accordance with Section 10.2 hereof. If the Trustee is unable within thirty (30) days of the date of such determination to appoint a Successor Servicer, the Trustee shall petition a court of competent jurisdiction to appoint any established financial institution whose regular business includes the servicing of senior insurance settlements similar to the Senior Insurance Settlements serviced or to be serviced by the Successor Servicer hereunder and whose appointment shall not adversely affect the rating, if any, of the securities offered pursuant to this Agreement.

     Section 8.6 Access to Certain Documentation and Information Regarding the Senior Insurance Settlements.

     The Subservicer shall afford the Trustee access to documentation regarding the Senior Insurance Settlements, including, but not limited to, the life insurance policies, whenever the Trustee is required, in connection with the enforcement of the rights of the Certificateholders or by applicable statutes or regulations, to review such documentation. The Subservicer shall afford the Trustee such access without charge but only (a) upon reasonable request, (b) during normal business hours, (c) subject to the Subservicer's normal security and confidentiality procedures and (d) at offices designated by the Subservicer. Nothing in this Section 8.6 shall relieve Capital, the Trustee or the Subservicer from their respective obligations to observe any applicable law prohibiting disclosure of information regarding the insureds under the Senior Insurance Settlements, and the failure of the Subservicer to provide access as provided in this Section 8.6 because applicable law prohibits disclosure of information regarding the insureds under the Senior Insurance Settlements shall not constitute a breach of this Agreement.

     Section 8.7 Delegation of Duties.

     In the ordinary course of business, the Subservicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the provisions of this Agreement. Any such delegation shall not relieve the Subservicer of its liability and responsibility with respect to such duties and shall not constitute a resignation within the meaning of Section 8.5 hereof,

     Section 8.8 Examination of Records.

     The Subservicer shall clearly and unambiguously identify each Senior Insurance Settlements in its computer or other records to reflect that such Senior Insurance Settlements have been sold to Capital and assigned by Capital to the Trust pursuant to this Agreement.

                                  ARTICLE IX
                                PAY OUT EVENTS

     Section 9.1 Pay Out Events.

     Each of the following described events shall be a "Pay Out Event":

        (a) Capital or the Subservicer shall fail to make any withdrawal, deposit or payment required by the terms of this Agreement on or before the date occurring five (5) Business Days after the date such withdrawal, deposit or payment is required to be made herein (unless the Trustee shall make such withdrawal, deposit or payment pursuant to Section 4.6);

        (b) failure by Capital or the Subservicer duly to observe or perform in any material respect any material covenants or agreements of Capital (other than Capital's failure to make any withdrawal, deposit or payment as set forth in Section 9.1(a)) or the Subservicer as set forth in this Agreement which continues unremedied for a period of sixty (60) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Capital and the Subservicer by the Trustee or to Capital, the Subservicer and the Trustee by the Holders of Certificates representing not less than fifty-one percent (51%) of the principal amount of the Certificates then outstanding;

        (c) any representation or warranty made by Capital or the Subservicer in this Agreement or any information contained in a computer file, computer printout or microfiche list required to be delivered by Capital pursuant to
Section 2.1 or 2.6 shall have been incorrect in any material respect when made or when delivered, continues to be incorrect in any material respect for a period of sixty (60) days after the date on which written notice of such failure requiring the same to be remedied shall have been given to Capital and the Subservicer by the Trustee, or to Capital, the Subservicer and the Trustee by the Holders of Certificates representing not less than fifty-one percent (51%) of the principal amount of the Certificates then outstanding, or if such failure cannot be cured within such sixty (60) day period owing to causes beyond the control of Capital or the Subservicer, as the case may be, if Capital or the Subservicer shall fail to proceed promptly to cure the same and thereafter prosecute the curing of such failure with continued diligence, and as a result of such failure the interests of such Certificateholders are materially and adversely affected;

        (d) Capital or the Subservicer shall: (i) become insolvent, (ii) fail to pay its debts generally as they become due, (iii) voluntarily seek, consent to or acquiesce in the benefit or benefits of any Debtor Relief Law, (iv) become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, and, in the event such proceeding is involuntary, the petition instituting same is not dismissed within ninety (90) days after its filing, or (v) become unable for any reason to assign Senior Insurance Settlements to the Trust in accordance with the provisions of this Agreement;

        (e) the Trust or Capital shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

        (f) any Subservicer Default shall occur which would have a material adverse effect on the Certificateholders;

        (g) the balance of the funds available in the Liquidity Account is less than _______ percent (___%) of the principal amount of the Certificates then outstanding for a period of two (2) consecutive months; and

        (h) the appointment of the Trustee as Successor Servicer;

In the case of the occurrence of any events described in subparagraphs (a),
(b), (c) or (f), after expiration of the applicable grace period set forth in such subparagraphs or other relevant provisions hereof, either the Trustee or the Holders of Certificates representing not less than fifty-one percent (51%) of the principal amount of the Certificates then outstanding by written notice to Capital, the Subservicer (and to the Trustee if given by the Certificateholders), and the Trustee may declare that a Pay
Out Event has occurred as of the date of such notice. In the case of the occurrence of any of the events described in subparagraphs (d), (e) (g), or (h), a Pay Out Event shall occur without any notice or other action on the part of the Trustee or the Certificateholder, immediately as of the date of the occurrence of such event.

     Upon the occurrence of a Pay Out Event, the Amortization Period shall commence and the Paying Agent shall make distributions in accordance with the provisions of Sections 4.5(a) and (b).

     Section 9.2 Additional Rights Upon the Occurrence of Certain Events.

        (a) If Capital voluntarily seeks, consents to or acquiesces in the benefit or benefits of any Debtor Relief Law or becomes party to (or is made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, and, in the event such proceeding is involuntary, and the petition instituting same is not dismissed within ninety
(90) days after its filing (a "Bankruptcy Event"), Capital shall on the date of such filing immediately cease to transfer Senior Insurance Settlements to the Trust and shall promptly give written notice to the Trustee of such Bankruptcy Event. Within fifteen (15) days after receipt by the Trustee of such notice the Trustee shall (i) publish a notice in an Authorized Newspaper that a Bankruptcy Event has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Senior Insurance Settlements in a commercially reasonable manner and (ii) send written notice to the Certificateholders describing the provisions of this Section 9.2 and requesting instructions from the Certificateholders. No such sale, disposition or liquidation, whether in whole or in part, of the Senior Insurance Settlements shall be consummated until and unless the Trustee shall have first received written instructions as aforementioned, other written response or affirmative refusal to provide a written response from Holders of Certificates representing in excess of fifty-one percent (51%) of the principal amount of the Certificates outstanding as of the date of written notice. The Trustee may obtain a prior determination from such conservator or receiver that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 9.1 and
9.2 shall not be deemed to be mutually exclusive.


        (b) The proceeds from the sale, disposition or liquidation of the Senior Insurance Settlements pursuant to Section 9.2(a) above shall be treated as Collections and shall be allocated and deposited in accordance with the provisions of Article IV. On the day following the Distribution Date on which such proceeds are distributed to the Certificateholders, the Trust shall terminate.


                                  ARTICLE X
                             SUBSERVICER DEFAULTS

     Section 10.1 Subservicer Defaults

     The following events shall be a "Subservicer Default":

        (a) the Subservicer shall fail to provide any report required by Section
3.4 or to give instructions or notice to the Trustee pursuant to Section 4.4 on or before the date occurring five (5) Business Days after the date such report or such instruction or notice is required to be given, as the case may be, under the terms of this Agreement; or

        (b) the Subservicer shall fail to duly observe or perform in any material respect any other covenants or agreements of the Subservicer set forth in this Agreement and such failure has a material adverse effect on the Certificateholders and continues unremedied for a period of thirty (30) days after the date on which written notice of such failure requiring the same to be remedied shall have been given to the Subservicer by the Trustee, or to the Subservicer and the Trustee by the Holders of Certificates representing not less than fifty-one percent (51%) of the principal amount of the Certificates then outstanding; or

        (c) the Subservicer shall delegate its duties under this Agreement, except as permitted by Section 8.7; or

        (d) any representation, warranty or certification made by the Subservicer in this Agreement or in any certificate delivered pursuant to this Agreement shall have been incorrect when made or when delivered, and continues to be incorrect in any material respect for a period of thirty (30) days after the date on which written notice of such failure requiring the same to be remedied shall have been given to the Subservicer by the Trustee, or to the Subservicer and the Trustee by the Holders of Certificates representing not less than fifty-one percent (51%) of the principal amount of the Certificates then outstanding, or if such failure cannot be cured within such thirty (30) day period owing to causes beyond the control of the Subservicer, if Subservicer shall fail to proceed promptly to cure the same and thereafter prosecute the curing of such failure with continued diligence, and as a result of such failure the interests of the Certificateholders are materially and adversely affected; or

        (e) the Subservicer shall (i) become insolvent, (ii) fail to pay its debts generally as they become due, (iii) voluntarily seek, consent to or acquiesce in the benefit or benefits of any Debtor Relief Law, or (iv) become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, and, in the event such proceeding is involuntary, the petition instituting same is not dismissed within ninety (90) days after its filing.

Upon the occurrence of a Subservicer Default, so long as such Subservicer Default shall not have been remedied, either the Trustee, or the Holders of Certificates representing not less than fifty-one percent (51%) of the principal amount of the Certificates then outstanding by written notice given to the Subservicer (and to the Trustee if given by the Certificateholders) (a "Termination Notice") may terminate all of the rights and obligations of the Subservicer as Subservicer under this Agreement and in and to the Senior Insurance Settlements and the proceeds thereof. After the Subservicer's receipt of such Termination Notice, on the date that the Trustee shall have appointed a Successor Servicer pursuant to Section 10.2, all authority and power of the Subservicer under this Agreement shall pass to and be vested in such Successor Servicer, and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the

Subservicer to cooperate) to execute and deliver, but shall have no obligation to execute and deliver, on behalf of the Subservicer, as attorney-in-fact or otherwise, all documents and other instruments and to do and accomplish all other acts or things necessary or appropriate to effect the transfer of servicing rights, authority and power under this Agreement. The Subservicer agrees to cooperate with the Trustee and such Successor Servicer (a) in effecting the termination of the responsibilities and rights of the Subservicer to conduct servicing hereunder, including, without limitation, the transfer to such Successor Servicer of all authority of the Subservicer to service the Senior Insurance Settlements under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Subservicer for deposit or which have been deposited by the Subservicer in the Senior Insurance Settlements Account or the Liquidity Account or which shall thereafter be received with respect to the Senior Insurance Settlements and (b) in assisting the Successor Servicer. The Subservicer shall promptly transfer and deliver its electronic records relating to the Senior Insurance Settlements to the Successor Servicer in such electronic form as the Successor Subservicer may reasonably request and shall promptly transfer to the Successor Servicer in the manner and at such times as the Successor Servicer shall reasonably request all other records, correspondence and documents related to or necessary for the continued servicing of the Senior Insurance Settlements. To the extent that compliance with this Section 10.1 shall require the Subservicer to disclose to the Successor Servicer information of any kind which the Subservicer reasonably deems to be confidential, the Successor Subservicer shall be required to enter into such customary licensing and confidentiality agreements as the Subservicer shall deem necessary for the Subservicer's protection.

     Section 10.2 Trustee to Act; Appointment of Successor.

        (a) On and after the Subservicer's receipt of a Termination Notice, the Subservicer shall continue to perform all servicing functions under this Agreement until the date specified by the Trustee in the Termination Notice
(or otherwise in writing) or until a date mutually agreed upon by the Subservicer and Trustee. The Trustee shall as promptly as possible appoint a successor servicer (the "Successor Servicer"). Such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee, a copy of which the Trustee shall deliver to Capital. For so long as the Master Servicer Agreement dated on even date herewith (the "Master
Servicer Agreement"), in the form of Exhibit 10.2A, is in full force and effect, the Trustee shall appoint the Master Servicer as Successor Servicer, provided that the Master Servicer shall execute an acknowledgment pursuant to which the Master Servicer, as Successor Servicer, acknowledges and agrees to be bound by the terms and conditions of this Agreement and provided, further, that the Trustee shall have no liability under this Agreement for the selection of the Master Servicer as Successor Servicer. In such event, the Master Servicer shall receive a one time transfer of management fee in the amount of One Hundred Thousand ($100,000.00) Dollars. In the event any provisions of the Master Servicer Agreement shall be inconsistent with any provisions of this Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall control. If the Master Servicer fails to act or is unable to accept its appointment as Successor Servicer, the Trustee may appoint a Successor Servicer satisfactory to Capital upon the terms and conditions set forth in this Agreement, which shall accept its appointment by a written assumption in a form acceptable to the Trustee, a copy of which the Trustee shall deliver to Capital. If the Trustee has not appointed a Successor Servicer or such Successor Servicer has not accepted its appointment on the date when the Subservicer ceases to perform as Subservicer, the Trustee may, at its option, petition a court of competent jurisdiction to appoint any established financial institution whose regular business includes the servicing of senior insurance settlements similar to the Senior Insurance Settlements serviced hereunder, to act as the Successor Servicer.
If the Master Servicer becomes the Successor Servicer, it shall continue to have the rights, remedies, and protections of the Master Servicer under
Section 3.1(d). If the Master Servicer does not become the Successor
Servicer, the Master Servicer shall promptly turn over to the Successor Servicer all records, reports, computer files and information relating to the Senior Insurance Settlements.

        (b) Upon its appointment, the Successor Servicer shall be the successor to the Subservicer with respect to servicing functions under this Agreement and shall perform all the Subservicer's responsibilities and duties and be subject to all the Subservicer's liabilities (as limited by Section 8.3) under this Agreement, except under Section 3.6 and 8.4 which shall continue to be liabilities of United. Except as otherwise provided herein, all references in this Agreement to the Subservicer shall be deemed to apply to the Successor Servicer; provided, however, (i) the Subservicer shall not indemnify the Trust or the Trustee if the acts, omissions or alleged acts or omissions upon which a claim for indemnification arises pursuant to Section
8.4 constitute willful misfeasance, bad faith or gross negligence by a Successor Servicer and (ii) the Subservicer shall not pay or reimburse the Trustee pursuant to Section 11.6 for any expense, d1sbursement or advance of the Trustee related to or arising as a result of the negligence or bad faith of the Successor Servicer. The Successor Servicer shall expressly be authorized, subject to Section 8.7, to delegate any of its duties hereunder to any Person.

        (c) In connection with such appointment and assumption, the Trustee shall be entitled to compensate and be reimbursed therefor, or to make such arrangements for the compensation of, the Successor Servicer out of Collections, as it and such Successor Servicer shall agree ("Successor Servicer's Fee"); provided, however, that if the Master Servicer becomes the Successor Servicer it shall cease to receive a Master Servicer Fee and shall thereafter receive the Subservicer's Fee.

     (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.1 and shall pass to and be vested in Capital and, without limitation, Capital is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the transfer of servicing rights, authority and power under this Agreement. The Successor Servicer agrees to cooperate with Capital (i) in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Senior Insurance Settlements, and (ii) in assisting Capital. The Successor Servicer shall promptly transfer and deliver its electronic records relating to the Senior Insurance Settlements to Capital in such electronic form as Capital may reasonably request and shall promptly transfer to Capital in the manner and at such times as Capital shall reasonably request all other records, correspondence and documents related to the Senior Insurance Settlements or the Successor Servicer's performance of its duties hereunder. To the extent that compliance with this Section 10.2(d) shall require the Successor Servicer to disclose to Capital information of any kind which the Successor Servicer deems to be confidential, Capital shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary for the Successor Servicer's protection.

     Section 10.3 Notification to Certificateholders.

     Upon the occurrence of any Subservicer Default, the Subservicer shall give prompt written notice thereof to the Trustee and Master Servicer, and the Trustee shall give notice of the Subservicer Default to the Certificateholders. Upon any termination of the Subservicer or appointment of a Successor Servicer pursuant to this Article X, the Trustee shall give prompt written notice thereof to Certificateholders.

     Section 10.4 Waiver of Past Defaults.

     The Holders of Certificates representing not less than fifty-one percent (51%) of the principal amount of the Certificates then outstanding may, on behalf of all Certificateholders waive any default by the Subservicer or Capital in the performance of its obligations hereunder and its consequences, except a default in the failure to make any required payments in accordance with Sections 4.6 and 5.1. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

                                  ARTICLE XI
                                  THE TRUST

     Section 11.1 Creation of the Trust.

     A trust is hereby and herein created by Capital as its originator. The name of the Trust is "Senior Insurance Settlements Funding Trust 1999." The initial res of the Trust is One Hundred Dollars ($100.00) transferred to the Trustee, at the time of execution of this Agreement, by Capital. The corpus of the Trust shall also consist of the Senior Insurance Settlements now existing or hereafter transferred to the Trust from time to time in accordance herewith and all monies due or to become due with respect thereto, all proceeds of the Senior Insurance Settlements (as the term, "proceeds," is defined in Section 9.306 of the UCC as in effect in any state where the Subservicer's chief executive offices or books and records relating to the Senior Insurance Settlements are located), such funds as from time to time are deposited in the Investor Accounts, and all of Capital's rights, interests, remedies, powers and privileges with respect to the Senior Insurance Settlements under the Senior Insurance Settlements Purchase Agreement. The Trustee shall be The Chase Manhattan Bank, or its successor in interest or any successor trustee appointed as herein provided. The Trust's sole purpose is and shall be to (i) acquire an irrevocable beneficial interest in the Senior Insurance Settlements from Capital with the proceeds from the public offering of the Certificates, and (ii) perform such other functions, obligations and duties specified in this Agreement. The duration of the Trust shall be until the earlier of the

Scheduled Trust Termination Date or the late of termination under Section 12.1. The termination, dissolution and winding-up of the Trust shall be as described in Section.12.1 hereof and as provided elsewhere in this Agreement.

     Section 11.2 Duties of Trustee.

        (a) The Trustee, prior to the occurrence of a Subservicer Default and after the curing of all Subservicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

        (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they purport to conform to the requirements of this Agreement.

        (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own willful malfeasance, bad faith or gross negligence; provided, however:

           (i) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

           (ii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates representing not less than fifty-one percent (51%) of the principal amount of the Certificates then outstanding relating to the time, method and place of (1) conducting any proceeding for any remedy available to the Trustee or (2) exercising any trust or power conferred upon the Trustee, under this Agreement or any supplement hereto;

           (iii) the Trustee shall not be charged with knowledge of any breach of any representation or warranty by or any failure by the Subservicer or Master Servicer to comply with the obligations of Subservicer or Master Servicer hereunder, by Seller under the Senior Insurance Settlements Purchase Agreement or of the occurrence of a breach, default, Subservicer Default, or Pay Out Event, and the Trustee may conclusively assume that no breach, default, Subservicer Default, or Pay Out Event has occurred unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure or occurrence from the Subservicer or from Certificateholders representing no less than twenty-five percent (25%) of the principal amount of the Certificates then outstanding; and

           (iv) anything to the contrary notwithstanding, in no event shall the Trustee be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.

        (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if the Trustee reasonably believes that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Nothing in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the Subservicer's duties or obligations under this Agreement.

        (e) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to impair the interests of the Trust in any Senior Insurance Settlement or to impair the value of any Senior Insurance Settlement acquired by Capital from Seller pursuant to the Senior Insurance Settlements Purchase Agreement.

        (f) In the event a Responsible Officer of the Trustee receives written notice from the Subservicer or a Certificateholder that the Transfer Agent and Registrar fails to perform any obligation, duty or agreement in the manner or on the day required under this Agreement, the Trustee shall promptly perform such obligation, duty or agreement in the manner required.

     Section 11.3 Certain Matters Affecting the Trustee.

     Except as otherwise provided in Section 11.2:

        (a) the Trustee may rely on and shall be protected in acting on, or in refraining from acting, in accordance with any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it by the proper party or parties;

        (b) the Trustee may consult with counsel, and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by protect it hereunder in accordance with such advice or Opinion of Counsel and in good faith;

        (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement unless such Certificateholders shall have offered to the Trustee security or indemnity against the costs, expenses and liabilities which the Trustee may incur by acting in accordance with such request, order or direction;

        (d) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement;

        (e) the Trustee shall not be bound to make any investigation into the facts of matters stated or the accuracy of any information contained in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates representing not less than twenty-five percent (25%) of the principal amount of the Certificates then outstanding;

        (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care;

        (g) except as may be required by Section 11.2(a), the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Senior Insurance Settlements for the purpose of establishing the presence or absence of defects, the purpose of establishing Capital's compliance with its representations and warranties or for any other purpose; and

        (h) the Trustee shall not be responsible for (i) determining or maintaining the perfection of the security interests granted hereunder, (ii) the calculations of amounts to be made hereunder, or (iii) collecting the Senior Insurance Settlements or depositing the Collections in the Lockbox Account.

     Section 11.4 Trustee Not Liable for Recitals in Certificates.

     The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the recitals, if any, in the certificate of authentication on the Certificates). The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Senior Insurance Settlement or related document. The Trustee shall not be accountable for Capital's use or application of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to Capital in respect of the Senior Insurance Settlements or deposited in or withdrawn from the Senior Insurance Settlements Account or the Liquidity Account by the Paying Agent.

     Section 11.5 Trustee May Own Certificates.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

     Section 11.6 Trust to Pay Trustee's Fees and Expenses.


     Capital covenants and agrees to pay to the Trustee from time to time out of the funds in the Trust and the Trustee shall be entitled to receive, compensation (which shall not be limited by any provision of law concerning the compensation of a trustee of an express trust) for all services rendered by it in the execution of the Trust hereby created and in the exercise and performance of any of the Trustee's powers and duties hereunder. Subject to Section 8.4, the Trust shall pay or reimburse the Trustee upon its request (without reimbursement from any Investor Account except as otherwise provided in this Section 11.6) for all expenses, disbursements and advances incurred or made by the Trustee in accordance with this Agreement or any agreement made in connection herewith or in any way relating to or arising out of the creation of this Trust or the transactions related thereto (including the reasonable fees and expenses of its agents and counsel); provided, however, Capital shall have no obligation to pay or reimburse the Trustee for any expense, disbursement or advance relating to or arising out of the Trustee's willful misfeasance, bad faith or gross negligence. If Capital fails or refuses to pay such amounts, the Trustee shall be entitled to withdraw from the Investor Accounts any amount to which it is entitled hereunder, including any interest earned under
Section 4.2(a) or (b). The obligations of the Trust under this Section 11.6 shall survive the termination of the Trust and the resignation or removal of the Trustee.

     Section 11.7 Eligibility Requirements for Trustee.

     The Trustee hereunder shall at all times be a Person organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least Ten Million and No/100 Dollars ($10,000,000.00) and subject to supervision or examination by federal or state authority. If such Person publishes reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.7 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent published report of condition. If at any time the Trustee ceases to be eligible in accordance with the provisions of this Section 11.7, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.8.

     Section 11.8 Resignation or Removal of Trustee.

        (a) The Trustee may resign at any time and be discharged from the Trust hereby created by giving written notice thereof to Capital and the Subservicer. Upon receiving the Trustee's notice of resignation, Capital shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted within thirty (30) days after the Trustee gives its notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

        (b) If at any time (i) the Trustee ceases to be eligible in accordance with Section 11.7 and fails to resign after written request therefor by Capital, or (ii) the Trustee is legally unable to act or is adjudged a bankrupt or insolvent, or (iii) a receiver of the Trustee or of its property shall be appointed, or (iv) any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Capital may, but shall not be required to, remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     (c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.8 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.9. Any liability of the Trustee arising hereunder shall survive such appointment of a successor trustee; provided, however, the

Trustee which has resigned or been removed shall not, be liable for the liabilities of the successor trustee.

     Section 11.9 Successor Trustee.

        (a) Any successor trustee appointed as provided in Section 11.8 hereof shall execute, acknowledge and deliver to Capital and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. Upon, receipt of any and all amounts owing to the Trustee hereunder, the predecessor Trustee shall deliver to the successor trustee all documents and statements held by it hereunder, and Capital and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for full and certain vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

     (b) No successor trustee shall accept appointment as provided in this
Section 11.9 unless at that time such successor trustee is eligible under the provisions of Section 11.7.

     (c) Upon acceptance of appointment, such successor trustee shall notify all Certificateholders of its succession hereunder.

     Section 11.10 Merger or Consolidation of Trustee.

     Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 11.7 hereof, without the execution or filing of any paper of any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 11.11 Appointment of Co-Trustee or Separate Trustee.

     (a) Notwithstanding anything to the contrary contained herein, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Trust may be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this
Section 11.11, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.7, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 11.9 hereof.

        (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

           (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act); except to the extent that if, under any laws of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Subservicer hereunder), the Trustee shall be deemed incompetent or unqualified to perform such act or acts, then in such event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

           (ii) no trustee hereunder shall be liable by reason of any act or omission of any other trustee hereunder; and

           (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

        (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees as effectively as if to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in is its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to Capital and to the Subservicer.

        (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement on behalf and in the name of the Trustee, if any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the necessity of the appointment of a new or successor trustee.

     Section 11.12 Tax Returns.

     In the event the Trust shall be required to file tax returns, the Subservicer, as soon as practicable after it is made aware of such requirement, shall prepare or cause to be prepared such tax returns, and the Trustee is authorized hereunder to sign any required tax returns and, to the extent reasonably possible, shall file such returns at least ten (10) days before the mandatory filing date for such returns; provided, however, the Trustee shall not be required to sign any tax returns which it believes to be inaccurate or incomplete. The Subservicer shall prepare or shall cause to be prepared all tax information for distribution to the Certificateholders to the extent required by law and shall deliver such information to the Trustee at least five (5) days prior to the mandatory distribution date. In no event shall the Trustee or the Subservicer be liable for any liabilities, costs or expenses of the Trust or the Certificateholders arising under any tax law, including without limitation federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith). Nothing in this Section 11.12 shall be construed as inconsistent with the characterization of the Certificates as indebtedness of Capital, as set forth in Section 3.7, for purposes of federal, state and local income or franchise taxes and any other tax imposed or measured by income.

     Section 11.13 Trustee May Enforce Claims Without Possession of
Certificates.

     The Trustee may prosecute and enforce all rights of action and claims under this Agreement or the Certificates without the possession or production of any of the Certificates, and the Trustee shall bring any proceeding in its own name as Trustee. After provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, any recovery of judgment shall be for the ratable benefit of the Certificateholders in respect of which the Trustee obtained such judgment.

     Section 11.14 Suits for Enforcement.

     Subject to Section 10.1, if a Subservicer Default shall occur and be continuing, the Trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

     Section 11.15 Rights of Certificateholders to Direct Trustee.

     Holders of Certificates representing not less than fifty-one percent (51%) of the principal amount of the Certificates then outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, however, subject to Section 11.2, the Trustee shall have the right to decline to follow any such direction if the Trustee upon advice of counsel determines that it may not lawfully take the action so directed, that the proceedings so directed are illegal or may involve it in personal liability (unless indemnified to Trustee's satisfaction) or unduly prejudice the rights of Certificateholders not parties to such direction; and provided further, nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction.

     Section 11.16 Representations and Warranties of Trustee.

     The Trustee represents and warrants that:

        (a) The Trustee is a New York corporation and in good standing under the laws of the State of New York;

        (b) The Trustee has full power, authority and right to execute, deliver and perform this Agreement and has taken all necessary action to authorize its execution, delivery and performance of this Agreement; and

        (c) This Agreement has been duly executed and delivered by the Trustee.

     Section 11.17 Maintenance of Office or Agency.

     The Trustee shall maintain at its expense in the City of New York, NY, an office or offices or agency or agencies for service of notices and demands to or upon the Trustee with respect to the Certificates and this Agreement. The Trustee initially appoints the Corporate Trust Office as its office, which is located at 450 W. 33rd Street, 15th Floor, New York, New York 10001. This office shall be the Transfer Agent's office for so long as the Trustee serves as the Transfer Agent and Registrar. The Trustee shall give prompt written notice to the Subservicer and to Certificateholders of any change in the location of the Certificate register or any such office or agency.

     Section 11.18 Requests for Agreement.

     Any Certificateholder may obtain a copy of this Agreement at the expense of Capital by written request to the Trustee addressed to the Corporate Trust Office.

                                 ARTICLE XII
                                 TERMINATION

     Section 12.1 Termination of Trust.

     (a) The respective duties, obligations and responsibilities of Capital, the Subservicer and the Trustee under this Agreement shall terminate, except with respect to the duties described in Article XII, upon the earlier of (i) the day designated by Capital, if any, after the final Distribution Date as set forth in Section 10.2 or Section 12.2 ("Final Trust Termination Date"),
(ii) the final Distribution Date after the occurrence of a Pay Out Event under Section 9.1, or (iii) subject to Section 12.1(b) below, the Scheduled Trust Termination Date.

     (b) If, on the Transfer Date in the month immediately preceding the month in which the Scheduled Trust Termination Date occurs after giving effect to all withdrawals, deposits and payments to occur on such date and the payment of Certificate Principal on the related Distribution Date pursuant to Section 4.5, the Certificate Principal would exceed zero, the Subservicer shall sell within thirty (30) days of such Transfer Date enough Senior Insurance Settlements to bring the Certificate Principal amount then owing to zero. The proceeds of such sale shall be treated as Collections on the Senior Insurance Settlements and shall be allocated and deposited in accordance with Section 4.3(a). During such thirty (30) day period, the Subservicer shall continue to collect Collections on the Senior Insurance Settlements and allocate and deposit such payments in accordance with the provisions of Section 4.3(a).

     Section 12.2 Optional Repurchase of Certificates and Final Maturity Date of Certificates.

        (a) At any time after five (5) years from the Closing Date of Tranche I and Tranche II, respectively, Capital shall have the option to purchase all outstanding Certificates by depositing into the Distribution Account, on the Transfer Date preceding the Distribution Date immediately following the five
(5) years after the respective Closing Date, an amount equal to the Certificate Principal together with the amount of interest accrued thereon at the applicable Certificate Rate as of the and of the month preceding the Distribution Date for such repurchase less amounts on deposit on such date in the Investor Accounts.

        (b) All Certificate Principal shall be due and payable no later than the Final Maturity Date, together with all Certificate Interest accrued and unpaid as of the end of the month preceding the final Distribution Date as described in Section 12.3.

        (c) The Paying Agent shall pay to the Certificateholders the amounts pursuant to Sections 12.2(a) and 12.2(b) in the manner provided in Section 12.3.

     Section 12.3 Final Distributions.

        (a) The Subservicer shall give written notice to the Trustee at least two (2) days' prior to the dates described in Section 12.1, and, upon receipt, the Trustee shall give written notice (the "Trustee's Termination Notice") to the Certificateholders, the Paying Agent and the Transfer Agent and Registrar of any termination of the Trust, specifying the Distribution Date upon which the Certificateholders may present and surrender their Certificates for payment of the final distribution and cancellation of the Certificates, not later than the fifth (5th) day of the month of such final distribution specifying (i) the Distribution Date (which shall be the Distribution Date in the month in which the deposit is made pursuant to
Section 12.1 or 12.2(a) for final payment of the Certificates upon presentation and surrender of the Certificates at the office or offices designated in such notice, (ii) the amount of any such final payment, and
(iii) the inapplicability of the Record Date otherwise applicable to such Distribution Date, payments being made only upon presentation and surrender of the Certificates at the office or offices designated in such notice. The Subservicer's notice of termination of the Trust shall include an Officer's Certificate setting forth the information specified in Section 3.5 for the period during the then current calendar year through the date of the Subservicer's notice.

        (b) Notwithstanding the termination of the Trust all funds on deposit in the Distribution Account, in the case of a termination of the Trust pursuant to Section 12.1, shall continue to be held in trust for the benefit of the Certificateholders, and the Paying Agent or the Trustee shall pay such funds to the appropriate Certificateholders upon presentation and surrender of their Certificates. In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six (6) months after the date specified in the Trustee's

Termination Notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive their respective final distributions. If within one (1) year after the date of second notice all the Certificates shall not have been surrendered for cancellation, the Trustee shall transfer all remaining funds and any Senior Insurance Settlements remaining in its possession to Capital and Capital may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds transferred to Capital and held for the benefit of such Certificateholders. Upon such transfer, the Trustee shall have no further obligations or liabilities hereunder.

        (c) On the Final Distribution Date, the Trustee shall pay to Capital all funds in the Liquidity Account not required to be used or held for the payment of Trustee's Fees, Master Servicer's Fees, Certificate Interest, and Certificate Principal, and the Trustee shall execute any document or instrument required for Capital's withdrawal of the funds in the Liquidity Account for the benefit of Capital.

     Section 12.4 Capital's Termination Rights.

     Upon the termination of the Trust pursuant to Section 12.1, the Trustee shall return to Capital (without recourse, representation or warranty) all right, title and interest of the Trust in, to and under the Senior Insurance Settlements and all monies due or to become due with respect thereto (including all accrued interest), except for amounts held by the Trustee pursuant to Section 12.3(b), and all amounts remaining in the Liquidity Account after payment of full amounts due an the Certificates and due the Trustee. Upon payment of its fees and expenses, the Trustee shall execute and deliver such instruments of transfer, in each case without recourse, as Capital shall reasonably request to vest in Capital all the Trust's right, title and interest in the Senior Insurance Settlements.

                                 ARTICLE XIII
                           MISCELLANEOUS PROVISIONS

     Section 13.1 Amendment.

     (a) The parties hereto may amend this Agreement from time to time without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provisions which may be inconsistent with any other provisions, or to add any other provisions not inconsistent with the existing provisions of this Agreement and relating to matters or questions arising under this Agreement, upon the condition that no such amendment action shall adversely affect in any material respect the interests of the Certificateholders, as evidenced by an Opinion of Counsel. The Trustee may, but shall not be obligated to, enter into any amendment of this Agreement which affects the Trustee's rights, duties or immunities under this Agreement or otherwise. Any Assignments regarding the transfer of Senior Insurance Settlements to the Trust executed in accordance with the provisions hereof shall not be considered amendments to this Agreement.

        (b) The parties hereto may amend this Agreement from time to time with the consent of the Holders of Certificates representing not less than sixty-six and two-thirds percent (66-2/3%) of the principal amount of the Certificates then outstanding, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Certificateholders; provided, however, no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, required distributions with respect to any Certificate without the consent of the Holder of the Certificate or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Certificateholder.

        (c) Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

        (d) The consent of Certificateholders to the particular form of any proposed amendment shall not be necessary, but such consent shall be sufficient if it approves the substance of the amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     Section 13.2 Protection of Right, Title and Interest to Trust.

        (a) The Subservicer shall clause this Agreement, all amendments hereto and any other necessary documents covering the Certificateholders' and the Trustee's right, title and interest to the Trust promptly to be recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as required by law fully to preserve and protect such rights, titles and interests. The Subservicer shall immediately deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above. Capital shall cooperate fully with the Subservicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 13.2(a).

        (b) Capital and the Subservicer will each give the Trustee prompt written notice of any relocation of any office from which it services Senior Insurance Settlements, keeps records concerning the Senior Insurance Settlements, or maintains its principal executive office. Capital and the Subservicer will each at all times maintain within the United States of America each office from which it services Senior Insurance Settlements and its principal executive office.

        (c) The Subservicer will deliver to the Trustee (i) upon the execution and delivery of each amendment of Articles I, II, III or IV of this Agreement other than an amendment pursuant to Section 13.1(a), an Opinion of Counsel substantially in the form of Exhibit 13.2A, and (ii) on or before April 15th of each year, beginning with April 15, 2000, an Opinion of Counsel, dated as of a date during the preceding ninety (90) day period, substantially in the form of Exhibit 13.2B.

     Section 13.3 Limitation on Rights of Certificateholders.

        (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

        (b) No Certificateholder shall have any right to vote (except as set forth in Section 13.1) or in any manner otherwise control the operation and management of the Trust or the obligations of the parties hereto. Nothing set forth in this Agreement or contained in the terms of the Certificates shall be construed so as to constitute the Certificateholders from time to time as partners or members of an association. No Certificateholder shall have any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

        (c) No Certificateholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Certificateholder previously shall have given to the Trustee, and unless the Holders of Certificates representing not less than fifty-one percent (51%) of the principal amount of the Certificates then outstanding shall have made, written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Certificateholder shall have the right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Certificateholders with respect to the Certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 13.3, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 13.4 GOVERNING LAW.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 13.5 Notices.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt if personally delivered to the addresses set forth herein or upon deposit in the mail by certified mail, return receipt requested, to (a) in the case of Capital, 650 E. Carmel Drive, Suite 150, Carmel, Indiana 46032, (b) in the case of the Subservicer, 650 E. Carmel Drive, Suite 150, Carmel, Indiana 46032, (c) in the case of the Trustee, to the Corporate Trust Office, (d) in the case of the Seller, to 650 E. Carmel Drive, Suite 150, Carmel, Indiana 46032, Attention: Thomas J. LaRussa, and
(e) in the case of the Master Servicer, 21st Holdings, LLC, IDS Center, Suite 1650, 80 S. 8th Street, Minneapolis, MN 55402, Attention: Robert Simon; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given upon deposit in the mail, whether or not the Certificateholder receives such notice.

     Section 13.6 Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or rights of the Certificateholders thereof.

     Section 13.7 Assignment.

     Notwithstanding anything to the contrary contained herein, except as provided in Section 8.2, this Agreement may not be assigned by the Subservicer without the prior consent of Holders of Certificates representing not less than sixty-six and two-thirds percent (66-2/3%) of the Certificate Principal.

     Section 13.8 Certificates Nonassessable and Fully Paid.

     It is the intention of the parties to this Agreement that the Certificateholders shall not be personally liable for obligations of the Trust, that the interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and that Certificates upon authentication thereof by the Trustee pursuant to Sections 2.7 and 6.2 are and shall be deemed fully paid for by the Certificateholders (but no representations shall be deemed to have been made by the Trustee that they have been fully paid).

     Section 13.9 Further Assurances.

     Capital and the Subservicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement.

     Section 13.10 No Waiver; Cumulative Remedies.

     No failure to exercise and no delay in exercising by the Trustee or the Certificateholders of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

     Section 13.11 Third-Party Beneficiaries.

         This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders and their respective successors and permitted assigns. Except as otherwise provided in this Article XIII and
Section 8.4, no other person will have any right or obligation hereunder.

     Section 13.12 Actions by Certificateholders.

        (a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Certificateholders, such action, notice or instruction may be taken or given by any Certificateholder, unless such provision requires a specific percentage of Certificateholders.

        (b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind such Certificateholder and every subsequent Holder of such Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee, Capital or the Subservicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

     Section 13.13 Merger and Integration.

     Except as specifically stated otherwise herein, this Agreement and the agreements executed pursuant hereto set forth the entire understanding of the parties with respect to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

     Section 13.14 Headings.

     The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

     Section 13.15 Tax Treatment.

     Capital has structured this Agreement and the Certificates to facilitate a secured, credit-enhanced financing on favorable terms with the intention that the Certificates will constitute indebtedness of Capital for federal income and state and local tax purposes; and Capital and each Certificateholder by acceptance of its Certificate agrees to recognize and report the Certificates as indebtedness of Capital for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, and to report all receipts and payments relating thereto in a manner that is consistent with such characterization.

     Section 13.16 Counterparts.

     This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Capital, United, 21st Services and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and first year above written.

                                     CAPITAL:


                                     CAPITAL RESOURCE GROUP ONE, LLC, a
                                     Delaware corporation


                                     By:
                                         ---------------------------------------

                                     Printed Name:
                                                   -----------------------------

                                     Title:
                                            ------------------------------------


                                     TRUSTEE:

                                     THE CHASE MANHATTAN BANK




                                     -------------------------------------------

                                     By:
                                         ---------------------------------------
                                          Trustee of SENIOR INSURANCE
                                          SETTLEMENTS FUNDING TRUST 1999

                                     Printed Name:
                                                   -----------------------------

                                     Title:
                                            ------------------------------------


                                     MASTER SERVICER:

                                     21ST HOLDINGS, LLC, a national insurance services organization


                                     By:
                                         ---------------------------------------

                                     Printed Name:
                                                   -----------------------------

                                     Title:
                                            ------------------------------------

                                     SUBSERVICER/SELLER:

                                     UNITED FUNDS, LLC, a Delaware corporation


                                     By:
                                         ---------------------------------------

                                     Printed Name:
                                                   -----------------------------

                                     Title:
                                            ------------------------------------

                                   EXHIBIT 2.1

               FORM OF ASSIGNMENT OF SENIOR INSURANCE SETTLEMENTS


     ASSIGNMENT No. ____ OF SENIOR INSURANCE SETTLEMENTS, dated as of _______, 19__, by CAPITAL RESOURCE GROUP ONE, LLC, ("Capital"), to THE CHASE MANHATTAN BANK, a state banking association organized and existing under the laws of the State of New York (the "Trustee") as Trustee for the Trust pursuant to the Pooling and Servicing Agreement referred to below.


                              W I T N E S S E T H:


     WHEREAS, Capital and the Trustee are parties to the Pooling and Servicing Agreement, dated as of ________________, 1999 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement");

     WHEREAS, pursuant to the Pooling and Servicing Agreement, Capital wishes to transfer Senior Insurance Settlements to the Trustee as part of the corpus of the Trust (as each such term is defined in the Pooling and Servicing Agreement); and

     WHEREAS, the Trustee is willing to accept such transfer subject to the terms and conditions hereof;

     NOW, THEREFORE, Capital and the Trustee hereby agree as follows:

     1. Defined Terms. All capitalized terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

     "Closing Date" shall mean, with respect to the Senior Insurance Settlements transferred hereby, _________________, 19__.

     2. Transfer of Senior Insurance Settlements.

        (a) Capital hereby transfers, assigns and sets-over to the Trust for the benefit of the Certificateholders, without recourse, on and after the Closing Date, all right, title and beneficial interest of Capital in and to the Senior Insurance Settlements, all monies due or to become due with respect thereto and all proceeds thereof.

        (b) In connection with such transfer, Capital agrees to file, if necessary, any instrument meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the transfer of such Senior Insurance Settlements to the Trust.

        (c) In connection with such transfer, capital further agrees, at its own expense, on or prior to the date of this Assignment, to indicate or to cause to be indicated in its computer files that Senior Insurance Settlement transferred hereby have been transferred to the Trust pursuant to this Assignment for the benefit of the Certificateholders.


     3. Delivery of List of Senior Insurance Settlements. Capital does hereby deliver herewith a computer file, hard copy or microfiche list containing a true and complete list of each Senior Insurance Settlement as of the Closing Date, as the case may be, such Senior Insurance Settlements being identified by account number. Such list is marked as Schedule 1 to this Assignment and the Pooling and Servicing Agreement.


     4. Accepting by Trustee. Subject to the satisfaction of the conditions set forth in Section 5, the Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title and beneficial interest previously held by Capital and in and to the Senior Insurance Settlements transferred hereby. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, Capital delivered to the Trustee the computer file, hard copy or microfiche list described in Section 3 of this Assignment.

     5. Conditions Precedent. The acceptance of the Trustee set forth in
Section 4 and the amendment of the Pooling and Servicing Agreement set forth in Section 6 is subject to the condition that Capital shall have delivered to the Trustee a certificate of a Vice President or more senior officer, certifying that all applicable requirements of Section 2.1 and 2.5 of the Pooling and Servicing Agreement have been met and all representations and warranties of Capital set forth in Sections 2.3, 2.4(a), 2.4(b), 2.4(d) and 2.4(e) of the Pooling and Servicing Agreement are true and correct.


     6. Amendment of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement is hereby amended by providing that all reference to the "Pooling and Servicing Agreement," to "this Agreement" and "herein" shall be deemed from and after the Closing Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Pooling and Servicing Agreement.



                                     (2)

     7. Counterparts. This Assignment may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have caused this Assignment of Senior Insurance Settlements to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.


                                         CAPITAL RESOURCE GROUP ONE, LLC
                                         as Transferor

                                         By:
                                             ----------------------------------

                                             Title:
                                                    ---------------------------

                                         THE CHASE MANHATTAN BANK
                                         as Trustee

                                         By:
                                             ----------------------------------

                                             Title:
                                                    ---------------------------
Acknowledged:

21st HOLDINGS, LLC
as Master Servicer

By:
    ----------------------------------

    Title:
           ---------------------------

                                   SCHEDULE 1


                      LIST OF SENIOR INSURANCE SETTLEMENTS

                                  EXHIBIT 3.4A

                           Form of Closing Date Report


     Pursuant to the Pooling and Servicing Agreement dated as of ___________, 1999 (the "Pooling and Servicing Agreement") by and among 21st Holdings, LLC, as Master Servicer (the "Master Servicer"), Capital Resource Group One, LLC ("Capital"), The Chase Manhattan Bank, as trustee (the "Trustee"), and United Funds, LLC ("United"), as Subservicer, the undersigned, a duly authorized representative of the Subservicer, hereby certifies as follows:

     1. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement.

     2. This Certificate is delivered pursuant to Section 3.4(a) of the Pooling and Servicing Agreement.

     3. Pursuant to the Pooling and Servicing Agreement, the undersigned is duly authorized to execute and to deliver this Officer's Certificate to the Trustee and Capital.

     4. United is the Subservicer appointed to perform the obligations of the Subservicer under the Pooling and Servicing Agreement.

     5. The aggregate amount of Collections attributable to Senior Insurance Settlements as of the end of the last Business Day of the preceding week is $______________________.

     6. The amount of Senior Insurance Settlements to be purchased on the initial Closing Date or the amount of Senior Insurance Settlements purchased since the immediately preceding Closing Date, as measured by the Senior Insurance Settlements Purchase Price expended therefor and by their face values, is: $ ______________.

          (a)  Senior Insurance Settlements Purchase Price expended:
               $_______________.

          (b)  Total Face Value: $ _____________.

     IN WITNESS WHEREOF, the undersigned has duly executed this certificate this ____ day of _______________, 1999.


                                                    By:  ______________________
                                                         Title:

                                  EXHIBIT 3.4C

                  Form of Semi-Annual Subservicer's Certificate

     Pursuant to the Pooling and Servicing Agreement dated as of December ___, 1999 (the "Pooling and Servicing Agreement") by and among Capital Resource Group One, LLC ("Capital"), 21st Holdings, LLC, as Master Servicer (the "Master Servicer" or "21st Services"), The Chase Manhattan Bank, as trustee (the "Trustee"), and United Funds, LLC ("United"), as the Subservicer, the undersigned, a duly authorized representative of the Subservicer, does hereby certify as follows:


          1. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement.

          2. This Certificate is delivered pursuant to Section 3.4(c) of the Pooling and Servicing Agreement.

          3. United is the Subservicer appointed to perform the obligations of the Subservicer under the Pooling and Servicing Agreement.

          4. The undersigned is a Servicing Officer.

          5. The aggregate amount of Collections processed during the preceding
     six months is:                                                                                    $ ___________


          6. The aggregate amount of Senior Insurance Settlements balance on deposit in the Senior Insurance Settlements Account with respect to
     Collections processed as of the end of the last day of the preceding
     six months is:                                                                                    $ ___________


          7. The aggregate amount, if any, of withdrawals from the Liquidity
     Account required to be made on the next succeeding Transfer Date is:                              $ ___________

          8. The aggregate amount of funds, if any, to be deposited in the
     Liquidity Account on the next succeeding Transfer Date is:                                        $ ___________



          9. Attached hereto is a true and correct copy of the statement required by Section 5.2 of the Pooling and Servicing Agreement.

         10. The sum of all amounts payable to Certificateholders on the next succeeding Distribution Date with respect to Certificates is:

                                                      Certificate Principal                            $ ___________

                                                      Certificate Interest                             $ ___________

                                                      Deficiency Amount                                $ ___________

         11. The interest and earnings from the Senior Insurance Settlements
     Account and Liquidity Account (net of losses and investment expenses related to the Permitted Investments in which the funds in such accounts
     were invested) for the preceding six months is:                                                   $ ___________


     IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this ____ day of ___________________, 199__.


                                             By:  _________________________
                                                  Title

                                      (2)

                                   EXHIBIT 4.4
                      FORM OF MONTHLY PAYMENT INSTRUCTIONS
                         AND NOTIFICATION TO THE TRUSTEE



     The undersigned, a duly authorized representative of UNITED FUNDS, LLC ("United"), as Subservicer, pursuant to the Pooling and Servicing Agreement dated as of December ___, 1999 (the "Pooling and Servicing Agreement") by and among CAPITAL RESOURCE GROUP ONE, LLC ("Capital"), 21ST HOLDINGS, LLC, as Master Servicer (the "Master Servicer"), THE CHASE MANHATTAN BANK, as Trustee (the "Trustee"), and United, does hereby certify as follows:

     (A) Capitalized terms used in this certificate have the meanings specified in the Pooling and Servicing Agreement; provided, that the "Preceding Six-Month Period" shall mean the Six-Month Period immediately preceding the calendar month in which this Certificate is delivered. References herein to certain sections and subsections are references to the respective sections, and subsections of the Pooling and Servicing Agreement. This certificate is delivered pursuant to
Section 4.4 of the Pooling and Servicing Agreement.

     (B) United is the Subservicer under the Pooling and Servicing Agreement.

     (C) The undersigned is a Servicing officer.

     (D) The date of this notice is a Fee Determination Date under the Pooling and Servicing Agreement.

I. INSTRUCTIONS TO MAKE WITHDRAWALS

     Pursuant to Section 4.4, the Subservicer does hereby instruct the Trustee
(i) to make withdrawals from the Senior Insurance Settlements Account to the extent funds are available from the Collections attributable to Senior Insurance Settlements processed during the preceding month and (a) deposit in the Distribution Account on ______________________, 199_ being the succeeding Transfer Date under the Pooling and Servicing Agreement, plus the amounts from the Liquidity Account, in an aggregate amount as set forth below with respect to the following amounts and (b) deposit into the Liquidity Account, and (ii) to apply the proceeds of such withdrawals in accordance with Sections 4.4 and 4.5 as follows:



         A. Pursuant to subsection 4.4.(a):

                  (1)a. Trustee's Fees                                                      $_____________

                       b.  Expenses of the Trustee, including reasonable
                           attorney's fees, which have been supported by bills,
                           invoices, receipts and other appropriate
                           documentation presented to Capital and Subservicer               $_____________


                  (2)a.    Master Servicer's Fees                                           $_____________

                       b.  Expenses of the Master Servicer, including reasonable
                           attorney's fees, which have been supported by bills,
                           invoices, receipts and other appropriate
                           documentation presented to Capital and Subservicer                $____________

                       c.  Successor Servicer's Fees, if any                                 $____________

                  (3)      Interest calculated at the Certificate Rate for the
                           Preceding Six-Month Period on the outstanding
                           principal amount of the Certificates determined on
                           the first day of such Preceding
                           Six-Month Period                                                  $____________

                  (4)      Previously unpaid Deficiency Amounts to be paid
                           as per this Certificate                                           $____________

         B.   Pursuant to subsection 4.4(b):

                  (5)a.    Monthly Subservicing Fee                                          $____________

                      b.   Accrued Unpaid Monthly Subservicing Fee                           $____________

                      c.   Successor Servicer Fee, if any                                    $____________


         C.       Pursuant to subsection 4.4(c):

                  (6)a.    Funds to be transferred to the Liquidity Account                  $____________

                                                      Total                                  $____________


II. WITHDRAWALS TO BE MADE FROM THE LIQUIDITY ACCOUNT

     Pursuant to Section 4.4(a), the Trustee shall withdraw from the Liquidity Account in an aggregate amount as set forth below with respect of the following amounts and shall apply on _______________, the immediately succeeding Transfer Date, the proceeds of such withdrawal, pursuant to the provisions of Section 4.4.(a):


         A.       Pursuant to subsection 4.4(a):

                  (1)      Trustee's Fees and Trustee's expenses remaining
                           unpaid from the Collections attributable to Senior
                           Insurance Settlements from the Preceding
                           Six-Month Period                                                  $____________

                  (2)      Standby Servicer's Fees (or Successor Servicer's
                           Fees, if any) remaining unpaid from the Collections
                           attributable to Senior Insurance Settlements from the
                           Preceding Six-Month Period                                        $____________

                  (3)      Interest at the Certificate Rate for the
                           Preceding Six-Month Period on the outstanding
                           principal amount of the Certificates, determined
                           on the first day of such month, to be paid on
                           the immediately succeeding Transfer Date but
                           which remains unpaid from the Collections
                           attributable to Senior Insurance Settlements
                           from the Preceding Six-Month Period                               $____________

                  (4)      Previously unpaid Deficiency Amounts to be paid on
                           the immediately succeeding Transfer Date but which
                           remains unpaid from the Collections attributable to
                           Senior Insurance Settlements from the Six-Month
                           Period                                                            $____________

                                                      Total                                  $____________


III. ACCRUED AND UNPAID, AND DEFICIENT AMOUNTS

     After giving effect to the withdrawals to be made in accordance with this Certificate, the following amounts will be accrued and unpaid wish respect to all Monthly Periods preceding the current calendar month:


         (A) Subsection 4.4(a):

                  The aggregate amount of all Deficiency Amounts                             $____________


         (B) Subsection 4.4(b):

                   The accrued and unpaid Monthly Servicing Fee                              $____________


         (C) Subsection 4.4(c):

                  The amount deposited into the Liquidity Account                            $____________


                                                      Total                                  $____________


     IN WITNESS WHEREOF, the undersigned has duly executed this certificate this __ day of __________________, 19___.


                                     UNITED FUNDS, LLC


                                     By: _________________________________


                                     Title: _____________________________

                                   EXHIBIT 5.2

                Form of Semi-Annual Certificateholders' Statement

     Under the Pooling and Servicing Agreement dated as of December __, 1999 by and among Capital Resource Group One, LLC ("Capital"), 21st Holdings, LLC, as Master Servicer (the "Master Servicer"), The Chase Manhattan Bank, as trustee (the "Trustee" thereunder), and United Fund, LLC ("Seller" and "Subservicer" thereunder), the Subservicer is required to prepare, on each Distribution Date, a Semi-Annual Certificateholders' Statement which shall contain certain information regarding current distributions to Certificateholders and the performance of the Trust during the previous six months, as more fully described in Section 5.2 of the Pooling and Servicing Agreement. The information which is required to be prepared with respect to the distributions of Certificate Interest and Certificate Principal and with respect to the performance of the Trust during the six months ended December 31, 1999 is set forth below. As indicated, certain of the information is presented on the basis of an original principal amount of One Thousand and No/100 Dollars ($1,000.00) per Certificate. As further indicated, certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement.


A.   Information Regarding the Current Semi-Annual Distribution (Stated on the
     Basis of $1,000 Original Principal Amount Per Certificate).

                  1. The total amount of the distribution to Certificateholders on _______, 1999, on the basis of an original principal amount
                  of One Thousand and No/100 Dollars ($1,000.00) per Certificate             $____________

                  2. The amount of the distribution set forth in paragraph 1 above allocable to Certificate Principal on the basis of an original principal amount of One Thousand and No/100 Dollars
                  ($1,000.00) per Certificate:                                               $____________

                  3. The amount of the distribution set forth in paragraph 1 allocable to Certificate Interest on the basis of an original principal amount of One Thousand and No/100 Dollars
                  ($1,000.00) per Certificate:                                               $____________



B.       Information Regarding the Performance of the Trust

         1.       Collections of Senior Insurance Settlements.

                           The aggregate amount of Collections attributable
                           to Senior Insurance Settlements processed during
                           the preceding six months:                                          $___________




         2.       Senior Insurance Settlements in the Trust.

                  The aggregate outstanding balance of Senior Insurance
                  Settlements in the Trust as of the last day of the
                  preceding six months:                                                       $___________


         3.       Monthly Servicing Fee.

                  The amount of the Monthly Subservicing Fee payable by the
                  Trust to the Subservicer for the preceding six months:                      $___________


         4.       Liquidity Account.

                  (a)      The aggregate amount of funds deposited in the
                           Liquidity Account as of the current Distribution
                           Date:                                                              $___________

                  (b)      The Minimum Liquidity Account Amount as of the
                           current Distribution Date after giving effect to any
                           payment of Certificate Interest and
                           Certificate Principal:                                             $___________


         5.       Trustee.

                  (a)      The amount of Trustee's Fee for the preceding
                           six months:                                                        $___________

                                      (2)

                  (b)      The expenses of the Trustee for the preceding
                           six months:                                                        $___________


         6.       Master Servicer.

                  The amount of Master Servicer's  Fee for the preceding
                  six months:                                                                 $___________

                                            By: _________________________
                                                Title:

                                            of United Funds, LLC, Subservicer

                                      (3)

                                  EXHIBIT 6.1A

                               FORM OF CERTIFICATE

                              (Face of Certificate]

                 SENIOR INSURANCE SETTLEMENTS FUNDING TRUST 1999
                          9% Asset Backed Certificates

             Evidencing an undivided fractional interest in a trust,
                   the property of which includes a portfolio
                         of senior insurance settlements

                         CAPITAL RESOURCE GROUP ONE, LLC
                      a Delaware limited liability company

             (This Certificate does not represent an interest in or
                  obligation of Capital Resource Group One, LLC
                            or any affiliate thereof)

                                                              $_________________
No. _____________                                   Principal Certificate Amount



     This certifies that ______________________________ is the registered owner of a nonassessable, fully paid, fractional undivided interest in the Senior Insurance Settlements Funding Trust 1999 (the "Trust"). The Trust has been created pursuant to the Pooling and Servicing Agreement (the "Agreement") dated as of December ___, 1999, among CAPITAL RESOURCE GROUP ONE, LLC ("Capital"), 21ST HOLDINGS, LLC, as the Master Servicer (the "Master Servicer"), THE CHASE MANHATTAN BANK, as the trustee (the "Trustee") of the Trust and UNITED FUNDS, LLC, a Delaware limited liability company (the "Subservicer"). The assets of the Trust consist of (i) a pool of Senior Insurance Settlements which shall consist of amounts payable by insurance companies upon the death of the insured and related documentation and files, (ii) monies due or to become due with respect to the Senior Insurance Settlements, (iii) all of Capital's rights, remedies, powers and privileges with respect to the Senior Insurance Settlements under that certain Senior Insurance Settlements Purchase Agreement, and (iv) monies on deposit in the Lockbox, Senior Insurance Settlements, Distribution and Liquidity Accounts of the Trust.

     To the extent not defined herein, capitalized terms used herein have the meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound.

     Subject to the terms and conditions of the Agreement (including the availability of funds for semi-annual distributions), and until the obligations created by the Agreement shall have terminated in accordance therewith, the Trustee shall distribute to the Certificateholders on the fifteenth (15th) day of each six month period (beginning the month after the month in which the first Closing Date occurs) or, if such fifteenth (15th) day is not a Business Day, the next succeeding Business Day (the "Distribution Date"), commencing on ____________ 15, 2000, to the person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), the Certificate Interest and Certificate Principal (each as determined in accordance with the Agreement), but only from funds distributed from the Senior Insurance Settlements Account and, if necessary, from the Liquidity Account on such Distribution Date.

     If a Subservicer Default has occurred and is continuing with respect to the Subservicer, either the Trustee or Holders of Certificates representing in excess of fifty-one percent (51%) of the principal amount of the Certificates then outstanding, by notice in writing to the Subservicer, may terminate all of the rights and obligations of the Subservicer. Upon such termination, the Trustee shall, subject to the ( terms and conditions of the Agreement), appoint a Successor Servicer.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, procedures and duties evidenced hereby. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge to the Certificateholder upon a written request to the Trustee, at its principal Corporate Trust Office, 450 W. 33rd Street, 15th Floor, New York, New York 10001. Reference is also hereby made to the reverse of this Certificate.

     IN WITNESS WHEREOF, Capital has caused this Certificate to be duly executed as of the date of its authentication as set forth below.

                                            CAPITAL RESOURCE GROUP ONE, LLC


                                            By: ________________________________
[Seal]                                          Title:

Attest:

By: ________________________
      Title:


                                      (2)

                    CERTIFICATE OF AUTHENTICATION OF TRUSTEE

     Pursuant to Article VI of the Pooling and Servicing Agreement, The Chase Manhattan Bank, as Trustee of Senior Insurance Settlements Funding Trust 1999 (the "Trust"), hereby causes this Certificate to be authenticated as of the ___ day ___________ of 1999 as evidenced by the manual signature of its duly authorized signatory below.


The Chase Manhattan Bank
as the Trustee


By: ________________________________
    As Authenticating Agent
    for the Trustee



By: ________________________________
    Authorized Officer

                            [Reverse of Certificate]


     It is the intent of Capital and the Certificateholders that for federal and state income and franchise tax purposes only, the Certificates will constitute evidence of indebtedness of Capital. Capital and the Certificateholder, by the acceptance of this Certificate, agree to treat this Certificate for federal and state income and franchise tax purposes as indebtedness of Capital secured by the Senior Insurance Settlements and other assets held in the Trust.

     To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof, assents and by which the Certificateholder is bound.

     This Certificate is one of a series of Certificates entitled "Senior Insurance Settlements Funding Trust 1999, 9.0% Asset Backed Certificates" or "Senior Insurance Settlements Funding Trust 1999, 9.25% Asset Backed Certificates" (the "Certificates"), each of which represents a fractional undivided interest in the Trust including the right to receive the Collections and other amounts at the times and in the amounts specified in the Agreement to be deposited in the Investor Accounts or paid to the Certificateholders. The aggregate interest represented by the Certificates in the Senior Insurance Settlements in the Trust shall at any time equal one hundred percent (100%).

     During the Acquisition Period, which begins on the date of issuance of this Certificate, and the Amortization Period, Certificate interest at the rate specified above will be distributed on the fifteenth (15th) day of each calendar six-month period with respect to interest accrued during the preceding six months, commencing in the month following the month of issuance of this Certificate, or if such fifteenth (15th) day is not a Business Day, on the next succeeding Business Day (a "Distribution Date") to the Certificateholder of record as of the last Business Day of the month preceding the related Distribution Date (the "Record Date"). After the Final Maturity Date, which is scheduled to begin on ______________, 200_, except in certain limited circumstances as forth in the Agreement, Certificate Principal, in accordance with the Agreement, collected by the Subservicer will be distributed to the Certificateholder on the Distribution Date following the Final Maturity Date.

     The amount to be distributed on each Distribution Date to the holder of this Certificate will be equal to the pro rata share evidenced by this Certificate of amounts on deposit in the Senior Insurance Settlements Account as are payable to the Certificateholders an such Distribution Date. Distributions with respect to this Certificate will be made by the Trustee by check mailed to the address of the Certificateholder of record appearing in the Certificate Register (except for the final distribution with respect to this Certificate) without the presentation or surrender of this Certificate or the making of any notation thereon.

     This Certificate does not represent an obligation of, or an interest in, Capital or the Subservicer. This Certificate is limited in right of payment to certain Collections respecting the Senior Insurance Settlements, all as more specifically set forth hereinabove and in the Agreement.

     The Agreement permits, with certain exceptions, the amendment thereof and the modification of the rights and obligations of Capital, the Subservicer and the rights of Certificateholder under the Agreement at any time by the Master Servicer, Subservicer, Capital and the Trustee in certain cases without the consent of the Certificateholders and in all other cases with the consent of the Holders of Certificates representing not less than sixty-six and two-thirds percent (66-2/3%) of the principal amount of Certificates then outstanding; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of distributions which are required to be made on any Certificate or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Certificateholder then of record. Any such amendment and any such consent by this Certificateholder shall be conclusive and binding on such Certificateholder and upon all future Holders of this Certificate and of any Certificate issued in exchange hereof or in lieu hereof whether or not notation thereof is made upon this Certificate.

     The transfer of this Certificate shall be registered in the Certificate Register upon surrender of this Certificate for registration of transfer at any office or agency maintained by the Trustee (who shall also act as the Transfer Agent and Registrar) accompanied by a written instrument of transfer in a form satisfactory to the Trustee, duly executed by the Certificateholder or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

     As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates evidencing like aggregate principal amounts, as requested by the Certificateholders surrendering such Certificates. No service charge may be imposed for any such exchange to the Certificateholder, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such exchange.

     The Trustee and any of its agents may treat the person in whose name this Certificate is registered as the owner of this Certificate for all purposes, and neither the Trust, Trustee, nor any agent of any of them shall be affected by notice to the contrary except in certain circumstances described in the Agreement.

     Subject to certain conditions in the Agreement, if the principal of the Certificates has not been paid in full prior to _______________, 200_, the obligations created by the Agreement and the Trust shall terminate on the last business day in _____________________.

                                  EXHIBIT 6.1B

                               FORM OF CERTIFICATE

                              (Face of Certificate]

                 SENIOR INSURANCE SETTLEMENTS FUNDING TRUST 1999
                         9.25% Asset Backed Certificates

             Evidencing an undivided fractional interest in a trust,
                   the property of which includes a portfolio
                         of senior insurance settlements

                         CAPITAL RESOURCE GROUP ONE, LLC
                      a Delaware limited liability company

             (This Certificate does not represent an interest in or
                  obligation of Capital Resource Group One, LLC
                            or any affiliate thereof)

                                                               $________________
No. _____________                                   Principal Certificate Amount



     This certifies that ______________________________ is the registered owner of a nonassessable, fully paid, fractional undivided interest in the Senior Insurance Settlements Funding Trust 1999 (the "Trust"). The Trust has been created pursuant to the Pooling and Servicing Agreement (the "Agreement") dated as of December ___, 1999, among CAPITAL RESOURCE GROUP ONE, LLC ("Capital"), 21ST HOLDINGS, LLC, as the Master Servicer (the "Master Servicer"), THE CHASE MANHATTAN BANK, as the trustee (the "Trustee") of the Trust and UNITED FUNDS, LLC, a Delaware limited liability company (the "Subservicer"). The assets of the Trust consist of (i) a pool of Senior Insurance Settlements which shall consist of amounts payable by insurance companies upon the death of the insured and related documentation and files, (ii) monies due or to become due with respect to the Senior Insurance Settlements, (iii) all of Capital's rights, remedies, powers and privileges with respect to the Senior Insurance Settlements under that certain Senior Insurance Settlements Purchase Agreement, and (iv) monies on deposit in the Lockbox, Senior Insurance Settlements, Distribution and Liquidity Accounts of the Trust.

     To the extent not defined herein, capitalized terms used herein have the meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound.

     Subject to the terms and conditions of the Agreement (including the availability of funds for semi-annual distributions), and until the obligations created by the Agreement shall have terminated in accordance therewith, the Trustee shall distribute to the Certificateholders on the fifteenth (15th) day of each six month period (beginning the month after the month in which the first Closing Date occurs) or, if such fifteenth (15th) day is not a Business Day, the next succeeding Business Day (the "Distribution Date"), commencing on ____________ 15, 2000, to the person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), the Certificate Interest and Certificate Principal (each as determined in accordance with the Agreement), but only from funds distributed from the Senior Insurance Settlements Account and, if necessary, from the Liquidity Account on such Distribution Date.

     If a Subservicer Default has occurred and is continuing with respect to the Subservicer, either the Trustee or Holders of Certificates representing in excess of fifty-one percent (51%) of the principal amount of the Certificates then outstanding, by notice in writing to the Subservicer, may terminate all of the rights and obligations of the Subservicer. Upon such termination, the Trustee shall, subject to the (terms and conditions of the Agreement), appoint a Successor Servicer.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, procedures and duties evidenced hereby. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge to the Certificateholder upon a written request to the Trustee, at its principal Corporate Trust Office, 450 W. 33rd Street, 15th Floor, New York, New York 10001. Reference is also hereby made to the reverse of this Certificate.

     IN WITNESS WHEREOF, Capital has caused this Certificate to be duly executed as of the date of its authentication as set forth below.

                                    CAPITAL RESOURCE GROUP ONE, LLC


                                    By: ________________________________
[Seal]                                  Title:

Attest:

By: ________________________
    Title:

                                      (2)

                    CERTIFICATE OF AUTHENTICATION OF TRUSTEE

     Pursuant to Article VI of the Pooling and Servicing Agreement, The Chase Manhattan Bank, as Trustee of Senior Insurance Settlements Funding Trust 1999 (the "Trust"), hereby causes this Certificate to be authenticated as of the ___ day ___________ of 1999 as evidenced by the manual signature of its duly authorized signatory below.


The Chase Manhattan Bank
as the Trustee


By: ________________________________
    As Authenticating Agent
    for the Trustee



By: ________________________________
    Authorized Officer

                            [Reverse of Certificate]


     It is the intent of Capital and the Certificateholders that for federal and state income and franchise tax purposes only, the Certificates will constitute evidence of indebtedness of Capital. Capital and the Certificateholder, by the acceptance of this Certificate, agree to treat this Certificate for federal and state income and franchise tax purposes as indebtedness of Capital secured by the Senior Insurance Settlements and other assets held in the Trust.

     To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof, assents and by which the Certificateholder is bound.

     This Certificate is one of a series of Certificates entitled "Senior Insurance Settlements Funding Trust 1999, 9.0% Asset Backed Certificates" or "Senior Insurance Settlements Funding Trust 1999, 9.25% Asset Backed Certificates" (the "Certificates"), each of which represents a fractional undivided interest in the Trust including the right to receive the Collections and other amounts at the times and in the amounts specified in the Agreement to be deposited in the Investor Accounts or paid to the Certificateholders. The aggregate interest represented by the Certificates in the Senior Insurance Settlements in the Trust shall at any time equal one hundred percent (100%).

     During the Acquisition Period, which begins on the date of issuance of this Certificate, and the Amortization Period, Certificate interest at the rate specified above will be distributed on the fifteenth (15th) day of each calendar six-month period with respect to interest accrued during the preceding six months, commencing in the month following the month of issuance of this Certificate, or if such fifteenth (15th) day is not a Business Day, on the next succeeding Business Day (a "Distribution Date") to the Certificateholder of record as of the last Business Day of the month preceding the related Distribution Date (the "Record Date"). After the Final Maturity Date, which is scheduled to begin on ______________, 200_, except in certain limited circumstances as forth in the Agreement, Certificate Principal, in accordance with the Agreement, collected by the Subservicer will be distributed to the Certificateholder on the Distribution Date following the Final Maturity Date.

     The amount to be distributed on each Distribution Date to the holder of this Certificate will be equal to the pro rata share evidenced by this Certificate of amounts on deposit in the Senior Insurance Settlements Account as are payable to the Certificateholders an such Distribution Date. Distributions with respect to this Certificate will be made by the Trustee by check mailed to the address of the Certificateholder of record appearing in the Certificate Register (except for the final distribution with respect to this Certificate) without the presentation or surrender of this Certificate or the making of any notation thereon.

     This Certificate does not represent an obligation of, or an interest in, Capital or the Subservicer. This Certificate is limited in right of payment to certain Collections respecting the Senior Insurance Settlements, all as more specifically set forth hereinabove and in the Agreement.

     The Agreement permits, with certain exceptions, the amendment thereof and the modification of the rights and obligations of Capital, the Subservicer and the rights of Certificateholder under the Agreement at any time by the Master Servicer, Subservicer, Capital and the Trustee in certain cases without the consent of the Certificateholders and in all other cases with the consent of the Holders of Certificates representing not less than sixty-six and two-thirds percent (66-2/3%) of the principal amount of Certificates then outstanding; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of distributions which are required to be made on any Certificate or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Certificateholder then of record. Any such amendment and any such consent by this Certificateholder shall be conclusive and binding on such Certificateholder and upon all future Holders of this Certificate and of any Certificate issued in exchange hereof or in lieu hereof whether or not notation thereof is made upon this Certificate.

     The transfer of this Certificate shall be registered in the Certificate Register upon surrender of this Certificate for registration of transfer at any office or agency maintained by the Trustee (who shall also act as the Transfer Agent and Registrar) accompanied by a written instrument of transfer in a form satisfactory to the Trustee, duly executed by the Certificateholder or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

     As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates evidencing like aggregate principal amounts, as requested by the Certificateholders surrendering such Certificates. No service charge may be imposed for any such exchange to the Certificateholder, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such exchange.

     The Trustee and any of its agents may treat the person in whose name this Certificate is registered as the owner of this Certificate for all purposes, and neither the Trust, Trustee, nor any agent of any of them shall be affected by notice to the contrary except in certain circumstances described in the Agreement.

     Subject to certain conditions in the Agreement, if the principal of the Certificates has not been paid in full prior to _______________, 200_, the obligations created by the Agreement and the Trust shall terminate on the last business day in _____________________.

                                       (2)